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TABLE OF CONTENTS 4

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and neither we nor the underwriters are soliciting an offer to buy the securities in any jurisdiction where the offer and sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-169633-01

Subject to Completion
Preliminary Prospectus Supplement dated September 3, 2013

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 29, 2010)

$            First Mortgage Bonds, Floating Rate Series, Due March     , 2015

$            First Mortgage Bonds,      % Series, Due September 1, 2023

         Duke Energy Ohio, Inc. is offering $             million aggregate principal amount of First Mortgage Bonds in two series. We are offering $             million aggregate principal amount of First Mortgage Bonds, Floating Rate Series, Due March     , 2015 (the "2015 Mortgage Bonds") and $             million aggregate principal amount of First Mortgage Bonds,        % Series, Due September 1, 2023 (the "2023 Mortgage Bonds" and, together with the 2015 Mortgage Bonds, the "Mortgage Bonds"). The per annum interest rate on the 2015 Mortgage Bonds will be reset quarterly based on the three-month LIBOR plus        %. The per annum interest rate on the 2023 Mortgage Bonds will be            %.

         We will pay interest on the 2015 Mortgage Bonds quarterly in arrears on March     , June     , September     and December     of each year, beginning on December     , 2013. The 2015 Mortgage Bonds will mature as to principal on March     , 2015. We will pay interest on the 2023 Mortgage Bonds semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2014. The 2023 Mortgage Bonds will mature as to principal on September 1, 2023. The Mortgage Bonds will be secured by a first mortgage lien, subject only to permitted liens, on substantially all of our tangible electric transmission and distribution utility property located in Ohio.

         We may redeem the 2023 Mortgage Bonds at our option at any time and from time to time, in whole or in part, at the applicable redemption price, as described in this prospectus supplement under the caption "Description of the Mortgage Bonds—Optional Redemption of the 2023 Mortgage Bonds."

         The Mortgage Bonds are new issues of securities with no established trading market. We do not intend to list the Mortgage Bonds on any securities exchange or include them in any automated quotation system. Please read the information provided under the caption "Description of the Mortgage Bonds" in this prospectus supplement and "Description of the First Mortgage Bonds" in the accompanying prospectus for a more detailed description of the Mortgage Bonds.

         Investing in the Mortgage Bonds involves risks. See the section captioned "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2012, which has been filed with the Securities and Exchange Commission and is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Price to Public(1)	Underwriting Discount(2)	Proceeds to Duke Energy Ohio, Inc. before expenses(1)
Per 2015 Mortgage Bond	%	%	%
Total 2015 Mortgage Bonds	$	$	$
Per 2023 Mortgage Bond	%	%	%
Total 2023 Mortgage Bonds	$	$	$

(1)
Plus accrued interest, if any, from September     , 2013, if settlement occurs after that date.

(2)
The underwriters have agreed to make a payment to us in an amount equal to $            , including in respect of expenses incurred by us in connection with the offering. See "Underwriting."

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

         We expect the Mortgage Bonds to be ready for delivery only in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, Luxembourg and Euroclear Bank S.A./N.V., on or about September     , 2013.

Joint Book-Running Managers

Barclays	RBS	UBS Investment Bank

The date of this prospectus supplement is September     , 2013.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus authorized by us. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus authorized by us is accurate as of any date other than the date of the document containing the information or such other date as may be specified therein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those respective dates.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.

        If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement.

        It is important for you to read and consider all information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in the documents to which we have referred you in "Where You Can Find More Information" in this prospectus supplement and the accompanying prospectus.

        Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to "Duke Energy Ohio," "the Company," "we," "us" and "our" or similar terms are to Duke Energy Ohio, Inc. References in this prospectus supplement to (a) the "2015 Mortgage Bonds" are to the First Mortgage Bonds, Floating Rate Series, Due March     , 2015 being offered hereby, (b) the "2023 Mortgage Bonds" are to the First Mortgage Bonds,        % Series, Due September 1, 2023 being offered hereby, and (c) the "Mortgage Bonds" are to the 2015 Mortgage Bonds and the 2023 Mortgage Bonds, collectively.

ii

PROSPECTUS SUPPLEMENT SUMMARY

        The following summary is qualified in its entirety by, and should be read together with, the more detailed information that is included elsewhere in this prospectus supplement and the accompanying prospectus, as well as the information that is incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information" in this prospectus supplement for information about how you can obtain the information that is incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. Investing in the Mortgage Bonds involves risks. See the section captioned "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2012.

 Duke Energy Ohio, Inc.

        Duke Energy Ohio, Inc. is an Ohio corporation and is an indirect wholly-owned subsidiary of Duke Energy Corporation ("Duke Energy"). Duke Energy Ohio is a combination electric and gas public utility that provides service in the southwestern portion of Ohio and, through its wholly-owned subsidiary, Duke Energy Kentucky, Inc. ("Duke Energy Kentucky"), in nearby areas of Kentucky, as well as electric generation in portions of Ohio, Illinois and Pennsylvania. Duke Energy Ohio's principal lines of business include the generation, transmission and distribution of electricity, the sale and/or transportation of natural gas, and energy marketing. Duke Energy Ohio conducts competitive auctions for retail electricity supply in Ohio, whereby the energy price is recovered from retail customers. Duke Energy Kentucky's principal lines of business include the generation, transmission and distribution of electricity, as well as the sale and/or transportation of natural gas. Duke Energy Ohio is subject to the regulatory provisions of the Public Utilities Commission of Ohio (the "PUCO"), the Kentucky Public Service Commission and the Federal Energy Regulatory Commission ("FERC").

        Our principal executive offices are located at 139 East Fourth Street, Cincinnati, Ohio 45202. Our telephone number is (513) 421-9500.

Business Segments

        The Company conducts its operations in two reportable segments under the applicable accounting rules: Franchised Electric and Gas ("FE&G") and Commercial Power.

        FE&G.    The transmission, distribution and sale of electricity in southwestern Ohio, the generation, transmission, distribution and sale of electricity in northern Kentucky, and the transportation and sale of natural gas in southwestern Ohio and northern Kentucky are conducted through FE&G. Substantially all of FE&G's operations are regulated. The economic effects of regulation can result in a regulated company recording assets for costs that have been or are expected to be approved for recovery from customers in a future period or recording liabilities for amounts that are expected to be returned to customers in the rate-setting process in a period different from the period in which the amounts would be recorded by an unregulated enterprise. Duke Energy Ohio's FE&G service area covers 3,000 square miles and supplies electric service to 830,000 residential, commercial and industrial customers and provides regulated transmission and distribution services for natural gas to 500,000 customers.

        Commercial Power.    Commercial Power operates and manages Duke Energy Ohio's non-regulated power plants and engages in the wholesale marketing and procurement of electric power, fuel and emission allowances related to these plants, as well as other contractual positions. Commercial Power's generation operations consists primarily of coal-fired generation assets located in Ohio (currently held in Duke Energy Ohio, Inc., which is the utility company subject to PUCO regulation) and gas-fired non-regulated generation assets primarily located in the Midwestern U.S. (held in Duke Energy Commercial Asset Management, LLC ("DECAM"), a wholly-owned non-regulated subsidiary of Duke Energy Ohio). These generation operations are dispatched into PJM Interconnection, L.L.C. and currently receive market-based pricing for capacity. The asset portfolio, which is comprised of 6,825 net MW of generating capacity, has a diversified fuel mix with baseload and mid-merit coal-fired units as well as combined cycle and peaking natural gas-fired units.

Generation Asset Transfer

        The PUCO approved Duke Energy Ohio's current Electric Security Plan ("ESP") on November 22, 2011. The ESP, among other things, requires Duke Energy Ohio to transfer its coal-fired generation assets out of its rate-regulated Ohio utility company to a non-regulated affiliate by December 31, 2014.

        On June 22, 2012, Duke Energy Ohio and various affiliated entities filed an application with FERC seeking to transfer, from Duke Energy Ohio's rate-regulated Ohio utility company, the legacy coal-fired generation assets to a non-regulated affiliate, consistent with the ESP stipulation approved by the PUCO. In conjunction with the transfer, the capital structure of Duke Energy Ohio's rate-regulated Ohio utility company will be restructured to reflect appropriate debt and equity ratios for its FE&G operations. FERC approved the application on September 5, 2012.

        The transfer is expected to be made initially to a non-regulated subsidiary of Duke Energy Ohio. Upon closing of the transfer, Duke Energy Ohio has committed in its regulatory filings to retain an amount of debt that will be within the range that will accommodate preservation of its pre-transfer credit ratings.

        The Mortgage Bonds will be issued under Duke Energy Ohio's First Mortgage, dated as of August 1, 1936, between Duke Energy Ohio and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended, restated and supplemented from time to time (the "Mortgage"). The Mortgage creates a first lien, subject only to permitted liens, on substantially all of our tangible electric transmission and distribution utility property located in Ohio, together with Duke Energy Ohio's recorded easements and rights of way, franchises, licenses, permits, grants, immunities, privileges and rights that are used or useful in the operation of such property, other than excepted property (which excepted property includes Duke Energy Ohio's generating stations). As a result, the generation asset transfer will not have any impact on the property that is subject to such lien.

DECAM

        DECAM is a non-regulated, direct subsidiary of Duke Energy Ohio. DECAM conducts business activities including the execution of commodity transactions, third party vendor and supply contracts and service contracts, primarily for Duke Energy Ohio's Commercial Power business. Because it does not have a credit rating, DECAM receives its credit support from Duke Energy or its non-regulated subsidiaries. To the extent that DECAM's funding needs are not met through cash flow from operations, it accesses funds through an intercompany loan agreement with Duke Energy. In August 2012, Duke Energy issued senior unsecured notes, the proceeds from which were used in part to repay outstanding intercompany notes of $500 million to DECAM, and such funds were ultimately used to repay at maturity Duke Energy Ohio's $500 million debentures due September 15, 2012. As discussed above, in conjunction with the proposed generation asset transfer, Duke Energy Ohio's capital structure is being restructured to reflect appropriate debt and equity ratios for its regulated FE&G operations, and Duke Energy Ohio has committed in its regulatory filings to retain an amount of debt that will be within the range that will accommodate preservation of its pre-transfer credit ratings.

Additional Information

        For additional information regarding regulatory matters relating to Duke Energy Ohio, see Note 4 "Regulatory Matters," in the Combined Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 and footnote 4 to the Combined

Notes to Condensed Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

        The foregoing information about Duke Energy Ohio is only a general summary and is not intended to be comprehensive. For additional information about Duke Energy Ohio, you should refer to the information described under the caption "Where You Can Find More Information" in this prospectus supplement.

The Offering

Issuer	Duke Energy Ohio, Inc.
Securities Offered	We are offering $ million aggregate principal amount of 2015 Mortgage Bonds and $ million aggregate principal amount of 2023 Mortgage Bonds.
Maturity	The 2015 Mortgage Bonds will mature on March , 2015.
The 2023 Mortgage Bonds will mature on September 1, 2023.
Interest Rate	The per annum interest rate on the 2015 Mortgage Bonds will be reset quarterly based on the three-month LIBOR plus %.
The per annum interest rate on the 2023 Mortgage Bonds will be %.
Interest Payment Dates	Interest on the 2015 Mortgage Bonds will be payable quarterly in arrears on March , June , September and December of each year, beginning on December , 2013.
Interest on the 2023 Mortgage Bonds will be payable semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2014.
Ranking
Each series of the Mortgage Bonds will rank pari passu with all Securities (as defined herein under "Description of the Mortgage Bonds") now or subsequently issued and outstanding under the Mortgage (as defined herein under "Description of the Mortgage Bonds").
Further Issuance
Subject to limits contained in our Mortgage that are described in the accompanying prospectus, we may from time to time, without the consent of existing holders of Mortgage Bonds, create and issue additional series of bonds under the Mortgage. Additionally, we may reopen any series of Mortgage Bonds and issue additional Mortgage Bonds of such series, provided that any such additional Mortgage Bonds are fungible with the then outstanding Mortgage Bonds of such series for U.S. federal income tax purposes.
Collateral
The Mortgage Bonds will be secured by a first mortgage lien, subject only to permitted liens, on substantially all of our tangible electric transmission and distribution utility property located in Ohio.

Optional Redemption	At any time before June 1, 2023, the 2023 Mortgage Bonds will be redeemable in whole or in part, at our option at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2023 Mortgage Bonds to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein under "Description of the Mortgage Bonds—Optional Redemption of the 2023 Mortgage Bonds") plus basis points, plus in each case accrued and unpaid interest to the date of redemption.

At any time on or after June 1, 2023, the 2023 Mortgage Bonds will be redeemable in whole or in part, at our option at any time, at a redemption price equal to 100% of the principal amount of the 2023 Mortgage Bonds to be redeemed plus accrued and unpaid interest to the date of redemption.
We may not redeem the 2015 Mortgage Bonds prior to their maturity.
No Sinking Fund	There will not be any sinking fund for the Mortgage Bonds.
Use of Proceeds
The net proceeds from the sale of the Mortgage Bonds, after deducting the underwriting discount and other offering expenses and giving effect to the underwriters' payment to us, will be approximately $ million. The net proceeds from the sale of the Mortgage Bonds will be used for general corporate purposes, including the repayment of short-term notes payable, a portion of which was incurred to fund the retirement of $250 million of first mortgage bonds that matured on June 15, 2013. As of August 29, 2013, we had approximately $524 million of short-term notes payable having a weighted average interest rate of approximately 0.18%.

We expect that the sales of the 2015 Mortgage Bonds and the 2023 Mortgage Bonds will take place concurrently. However, the sales of the 2015 Mortgage Bonds and the 2023 Mortgage Bonds are not conditioned upon each other, and we may consummate the sale of one series and not the other, or consummate the sales at different times.

Book-Entry	Each series of the Mortgage Bonds will be represented by one or more global securities registered in the name of and deposited with or on behalf of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Mortgage Bonds will be represented through book-entry accounts at financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through either DTC in the United States or Clearstream, Luxembourg or Euroclear in Europe if they are participants in those systems, or indirectly through organizations that are participants in those systems. This means that you will not receive a certificate for your Mortgage Bonds and Mortgage Bonds will not be registered in your name except under certain limited circumstances described under the caption "Book-Entry System—Certificated Mortgage Bonds."
Trustee	The Bank of New York Mellon Trust Company, N.A.

RISK FACTORS

        You should carefully consider the risk factors under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2012, which has been filed with the Securities and Exchange Commission and is incorporated by reference in this prospectus supplement, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

        This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our management's beliefs and assumptions and on information currently available to us. These forward-looking statements are identified by terms and phrases such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will," "potential," "forecast," "target," "guidance," "outlook" and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to:

  •
  State and federal legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements or climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;

  •
  our ability to recover eligible costs, including those associated with future significant weather events, and earn an adequate return on investment through the regulatory process;

  •
  the risk that our credit rating may be different from what we expect;

  •
  costs and effects of legal and administrative proceedings, settlements, investigations and claims;

  •
  industrial, commercial and residential growth or decline in our service territory or customer base resulting from customer usage patterns, including energy efficiency efforts and uses of alternative energy sources including self-generation and distributed generation technologies;

  •
  additional competition in electric markets and continued industry consolidation;

  •
  the influence of weather and other natural phenomena on our operations, including the economic, operational and other effects of storms, hurricanes, droughts and tornadoes;

  •
  our ability to successfully operate electric generating facilities and deliver electricity to customers;

  •
  the impact on our facilities and business from a terrorist attack, cyber security threats and other catastrophic events;

  •
  the timing and extent of changes in commodity prices and interest rates and the ability to recover such costs through the regulatory process, where appropriate and their impact on liquidity positions and the value of the underlying assets;

  •
  the results of financing efforts, including our ability to obtain financing on favorable terms, which can be affected by various factors, including our credit ratings and general economic conditions;

  •
  declines in the market prices of equity securities and resultant cash funding requirements of Duke Energy Ohio for Cinergy Corp.'s defined benefit pension plans;

  •
  changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;

  •
  the ability to control operation and maintenance costs;

  •
  the level of creditworthiness of counterparties to our transactions;

  •
  employee workforce factors, including the potential inability to attract and retain key personnel;

  •
  the effect of accounting pronouncements issued periodically by accounting standard-setting bodies;

  •
  the impact of potential goodwill impairments; and

  •
  the outcome of proceedings before the PUCO.

        In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus might not occur or might occur to a different extent or at a different time than we have described. You should not put undue reliance on any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

 RATIOS OF EARNINGS TO FIXED CHARGES

        The ratios of earnings to fixed charges have been calculated using the Securities and Exchange Commission guidelines.

	Six Months Ended June 30, 2013	Year Ended December 31,
		2012	2011	2010	2009	2008
	(dollars in millions)
Earnings (as defined for the fixed charges calculation)
Add:
Pretax income	$58	$273	$290	$(309)	$(240)	$458
Fixed charges	43	108	119	122	128	122
Deduct:
Interest capitalized(a)	6	15	9	8	4	19

Total earnings (as defined for the fixed charges calculation)	$95	$366	$400	$(195)	$(116)	$561

Fixed charges:
Interest on debt, including capitalized portions	$41	$104	$114	$117	$121	$113
Estimate of interest within rental expense	2	4	5	5	7	9

Total fixed charges	$43	$108	$119	$122	$128	$122

Ratio of earnings to fixed charges	2.2	3.4	3.4	— (b)	— (b)	4.6

(a)
Excludes equity costs related to allowance for funds used during construction that are included in other income and expenses in our consolidated statements of operations incorporated by reference in this prospectus supplement and the accompanying prospectus.

(b)
Earnings were insufficient to cover fixed charges by approximately $317 million and $244 million for the years ended December 31, 2010 and 2009, respectively, due primarily to non-cash goodwill impairment.

USE OF PROCEEDS

        The net proceeds from the sale of the Mortgage Bonds, after deducting the underwriting discount and other offering expenses and giving effect to the underwriters' payment to us, will be approximately $         million. The net proceeds from the sale of the Mortgage Bonds will be used for general corporate purposes, including the repayment of short-term notes payable, a portion of which was incurred to fund the retirement of $250 million of first mortgage bonds that matured on June 15, 2013. As of August 29, 2013, we had approximately $524 million of short-term notes payable having a weighted average interest rate of approximately 0.18%.

        We expect that the sales of the 2015 Mortgage Bonds and the 2023 Mortgage Bonds will take place concurrently. However, the sales of the 2015 Mortgage Bonds and the 2023 Mortgage Bonds are not conditioned upon each other, and we may consummate the sale of one series and not the other, or consummate the sales at different times.

DESCRIPTION OF THE MORTGAGE BONDS

        We will issue the Mortgage Bonds under our First Mortgage, dated as of August 1, 1936 (the "Original Mortgage"), between us and The Bank of New York Mellon Trust Company, N.A., as trustee (which was amended and restated in its entirety by a Fortieth Supplemental Indenture, dated as of March 23, 2009), as further supplemented from time to time, including by the Forty-second

Supplemental Indenture, to be dated as of September     , 2013 relating to the Mortgage Bonds. The Original Mortgage, as so amended, restated and supplemented, is sometimes called the "Mortgage," the First Mortgage Bonds, Floating Rate Series, Due March     , 2015 are sometimes called the "2015 Mortgage Bonds," the First Mortgage Bonds,        % Series, Due September 1, 2023 are sometimes called the "2023 Mortgage Bonds" and the 2015 Mortgage Bonds and the 2023 Mortgage Bonds are collectively referred to as the "Mortgage Bonds" in this prospectus supplement. The trustee under the Mortgage is sometimes called the "Mortgage Trustee" in this prospectus supplement. The term "Securities" refers to all securities from time to time issued under the Mortgage, including the Mortgage Bonds.

        The following description of the Mortgage Bonds is only a summary and is not intended to be comprehensive. For additional information, you should refer to the accompanying prospectus and to the Mortgage, which is an exhibit to the registration statement, of which the accompanying prospectus is a part.

General

        The Mortgage Bonds offered hereby will be issued as two new series of Securities under the Mortgage. The 2015 Mortgage Bonds will be issued in an aggregate principal amount of $         million and will mature on March     , 2015. The 2023 Mortgage Bonds will be issued in an aggregate principal amount of $         million and will mature on September 1, 2023. If any maturity date for the Mortgage Bonds falls on a day that is not a Business Day, the payment due on that maturity date will be made on the next succeeding Business Day, without any interest or other payment in respect of such delay. In this prospectus supplement, "Business Day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies in New York, New York or Cincinnati, Ohio are generally authorized or required by law, regulation or executive order to remain closed.

        The amount of Securities that we may issue under the Mortgage is unlimited subject to the provisions stated below under the caption "—Issuance of Additional Securities."

        We may from time to time, without the consent of the existing holders of the 2015 Mortgage Bonds, create and issue additional 2015 Mortgage Bonds having the same terms and conditions as the previously issued 2015 Mortgage Bonds in all respects, except for the issue date, price to public and, if applicable, the initial interest payment date and initial interest accrual date on those additional 2015 Mortgage Bonds, provided that such additional 2015 Mortgage Bonds are fungible with the previously issued 2015 Mortgage Bonds for U.S. federal income tax purposes. Additional 2015 Mortgage Bonds issued in this manner will be consolidated with, and will form a single series with, the previously issued 2015 Mortgage Bonds.

        We may from time to time, without the consent of the existing holders of the 2023 Mortgage Bonds, create and issue additional 2023 Mortgage Bonds having the same terms and conditions as the previously issued 2023 Mortgage Bonds in all respects, except for the issue date, price to public and, if applicable, the initial interest payment date and initial interest accrual date on those additional 2023 Mortgage Bonds, provided that such additional 2023 Mortgage Bonds are fungible with the previously issued 2023 Mortgage Bonds for U.S. federal income tax purposes. Additional 2023 Mortgage Bonds issued in this manner will be consolidated with, and will form a single series with, the previously issued 2023 Mortgage Bonds.

Form, Denomination, Transfers and Exchanges

        We will issue the Mortgage Bonds only in fully registered form without coupons and there will be no service charge for any transfers or exchanges of the Mortgage Bonds. We may, however, require payment to cover any tax or other governmental charge payable in connection with any transfer or exchange. If any of the Mortgage Bonds are not global securities held by The Depository Trust

Company ("DTC") or its nominee, transfers and exchanges of the Mortgage Bonds may be made at The Bank of New York Mellon Trust Company, N.A., 101 Barclay Street, New York, New York 10286, or at any other office maintained by us for such purpose. We may, upon prompt written notice to the Mortgage Trustee and the holders of the Mortgage Bonds, designate one or more additional places, or change the place or places previously designated, for registration of transfer and exchange of the Mortgage Bonds.

        The Mortgage Bonds will be issuable in denominations of $2,000 and multiples of $1,000 in excess thereof. The Mortgage Bonds will be exchangeable for an equivalent principal amount of Securities of other authorized denominations of the same series.

Interest

2015 Mortgage Bonds

        We will make interest payments on the 2015 Mortgage Bonds quarterly in arrears on March     , June     , September     and December     of each year to the person in whose name such 2015 Mortgage Bond is registered at the close of business on the fifteenth calendar day preceding the respective interest payment date (whether or not a Business Day); provided, however, that so long as the 2015 Mortgage Bonds are registered in the name of DTC or its nominee, the record date for interest payable on any interest payment date shall be the close of business on the Business Day immediately preceding such interest payment date. In the event that any interest payment date for the 2015 Mortgage Bonds (other than the interest payment date that is the stated maturity of the principal of the 2015 Mortgage Bonds) should fall on a day that is not a Business Day, the interest payment date for the 2015 Mortgage Bonds will be postponed to the next succeeding Business Day.

        Interest on the 2015 Mortgage Bonds will accrue from September     , 2013 or from the most recent interest payment date to which interest has been paid or provided for. The initial interest payment date for the 2015 Mortgage Bonds is December     , 2013. Interest on the 2015 Mortgage Bonds will be computed on the basis of the actual number of days elapsed over a 360-day year.

        The 2015 Mortgage Bonds will bear interest for each quarterly Interest Period at a per annum rate determined by the Calculation Agent. The interest rate applicable during each quarterly Interest Period will be equal to LIBOR on the Interest Determination Date for such Interest Period plus        %. Promptly upon such determination, the Calculation Agent will notify the Company and the Mortgage Trustee, if the Mortgage Trustee is not then serving as the Calculation Agent, of the interest rate for the new Interest Period. The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and holders of the 2015 Mortgage Bonds, the Company and the Mortgage Trustee.

        Upon the request of a holder of the 2015 Mortgage Bonds, the Calculation Agent will provide to such holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Period.

        The accrued interest on the 2015 Mortgage Bonds for any period is calculated by multiplying the principal amount of the 2015 Mortgage Bonds by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upwards if necessary) is computed by dividing the interest rate (expressed as a decimal rounded upwards if necessary) applicable to such date by 360.

        All percentages resulting from any calculation of the interest rate on the 2015 Mortgage Bonds will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 0.567845% (or .00567845) being rounded to 0.56785% (or .0056785) and 0.567844% (or ..00567844) being rounded to 0.56784% (or .0056784)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

        The following definitions apply to the 2015 Mortgage Bonds:

        "Calculation Agent" means The Bank of New York Mellon Trust Company, N.A., or its successor appointed by the Company, acting as calculation agent.

        "Interest Determination Date" means the second London Business Day immediately preceding the first day of the relevant Interest Period.

        "Interest Period" means the period commencing on an interest payment date for the 2015 Mortgage Bonds (or, with respect to the initial Interest Period only, commencing on the original issue date for the 2015 Mortgage Bonds) and ending on the day before the next succeeding interest payment date for the 2015 Mortgage Bonds.

        "LIBOR" means, with respect to any Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Interest Period and ending on the next interest payment date that appears on Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period. If such rate does not appear on the Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for the Interest Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market, which may include affiliates of one or more of the underwriters of the 2015 Mortgage Bonds, selected by us, at approximately 11:00 a.m., London time, on the Interest Determination Date for that Interest Period. We will request the principal London office of each such bank to provide a quotation of its rate to the Calculation Agent. If at least two such quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of the rates quoted by three major banks in New York City, which may include affiliates of one or more of the underwriters of the 2015 Mortgage Bonds, selected by us, at approximately 11:00 a.m., New York City time, on the Interest Determination Date for that Interest Period for loans in U.S. dollars to leading European banks for that Interest Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by us to provide quotations are quoting as described above, LIBOR for that Interest Period will be the same as LIBOR as determined for the previous Interest Period.

        "London Business Day" means a day that is a Business Day and a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

        "Reuters LIBOR01 Page" means the display designated as Reuters LIBOR01 on the Reuters 3000 Xtra (or such other page as may replace the Reuters LIBOR01 Page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered rate for U.S. dollar deposits).

2023 Mortgage Bonds

        Interest on the 2023 Mortgage Bonds will accrue at the rate of        % per annum from September     , 2013 or from the most recent interest payment date to which interest has been paid or provided for. We will make interest payments on the 2023 Mortgage Bonds semi-annually in arrears on March 1 and September 1 of each year to the person in whose name such Mortgage Bond is registered at the close of business on the fifteenth calendar day preceding the respective interest payment date (whether or not a Business Day); provided, however, that so long as the 2023 Mortgage Bonds are registered in the name of DTC or its nominee, the record date for interest payable on any interest payment date shall be the close of business on the Business Day immediately preceding such interest payment date. In the event that any interest payment date for the 2023 Mortgage Bonds should fall on a day that is not a Business Day, then the interest payment shall be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such interest payment date.

        The initial interest payment date for the 2023 Mortgage Bonds is March 1, 2014. Interest on the 2023 Mortgage Bonds will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Payments and Paying Agents

        Payments of principal of and any premium and interest on the Mortgage Bonds will be made at our office or agency in Cincinnati, Ohio, or, at the option of the registered owner of Mortgage Bonds, at the office or agency of Duke Energy Ohio in the Borough of Manhattan, The City of New York, except that interest on the Mortgage Bonds may be paid, at our option, by check mailed to the address of the person entitled to the interest payment. We may change the place of payment on the Mortgage Bonds, appoint one or more additional paying agents (including us) and remove any paying agent, all at our discretion.

        For information relating to payments on book-entry Mortgage Bonds, please see the information provided under the caption "Book-Entry System—Book-Entry Format" in this prospectus supplement.

Optional Redemption of the 2023 Mortgage Bonds

        At any time before June 1, 2023, the 2023 Mortgage Bonds will be redeemable in whole or in part, at our option at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2023 Mortgage Bonds to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus            basis points, plus in each case accrued and unpaid interest to the date of redemption.

        At any time on or after June 1, 2023, the 2023 Mortgage Bonds will be redeemable in whole or in part, at our option at any time, at a redemption price equal to 100% of the principal amount of the 2023 Mortgage Bonds to be redeemed plus accrued and unpaid interest to the date of redemption.

        For the avoidance of doubt, interest that is due and payable on an interest payment date falling on or prior to a redemption date will be payable on such interest payment date in accordance with the Mortgage Bonds and the Mortgage.

        For purposes of the redemption provisions of the 2023 Mortgage Bonds, the following terms have the following meanings:

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the 2023 Mortgage Bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the 2023 Mortgage Bonds.

        "Comparable Treasury Price" means, with respect to any redemption date for the 2023 Mortgage Bonds, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Quotation Agent" means one of the Reference Treasury Dealers appointed by us.

        "Reference Treasury Dealer" means each of Barclays Capital Inc., RBS Securities Inc., and UBS Securities LLC, plus two other financial institutions appointed by us at the time of any redemption, or their respective affiliates or successors, each of which is a primary U.S. Government securities dealer in the United States (a "Primary Treasury Dealer"); provided, however, that if any of the foregoing or their affiliates or successors shall cease to be a Primary Treasury Dealer, we shall substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        We may not redeem the 2015 Mortgage Bonds prior to their maturity.

Redemption Procedures

        We will provide not less than 30 nor more than 60 days' notice mailed to each registered holder of the 2023 Mortgage Bonds to be redeemed. If less than all of the 2023 Mortgage Bonds are to be redeemed, the Mortgage Trustee will select the 2023 Mortgage Bonds to be redeemed, using a method of random selection as it may deem fair and appropriate unless the 2023 Mortgage Bonds are held in book-entry only form through the facilities of DTC, in which case DTC's procedures for selection shall apply. In the event that any redemption date is not a Business Day, we will pay the redemption price on the next Business Day without any interest or other payment due to the delay.

        Unless we default in the payment of the redemption price and accrued interest, if any, in the case of an unconditional notice of redemption, the 2023 Mortgage Bonds will cease to bear interest on the redemption date. We will pay the redemption price upon surrender of any 2023 Mortgage Bond for redemption. If only part of a 2023 Mortgage Bond is redeemed, the Mortgage Trustee will deliver to the holder of the 2023 Mortgage Bond a new 2023 Mortgage Bond for the remaining portion without charge.

        We may make any redemption at our option conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price and accrued interest, if any. If the paying agent has not received the money by the date fixed for redemption, we will not be required to redeem the 2023 Mortgage Bonds.

Security

        Each series of the Mortgage Bonds will rank pari passu with all Securities now or subsequently issued and outstanding under the Mortgage. The Mortgage creates a first lien, subject only to permitted liens, on substantially all of our tangible electric transmission and distribution utility property located in Ohio, together with our recorded easements and rights of way, franchises, licenses, permits, grants, immunities, privileges and rights that are used or useful in the operation of such property, other than excepted property.

        We have not made any appraisal of the value of the properties subject to the lien of the Mortgage. The value of the properties in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. In the event of liquidation, if the proceeds were not sufficient to repay amounts under all of the Securities then outstanding, then holders of the Mortgage Bonds, to the extent not repaid from the proceeds of the sale of the collateral, would only have an unsecured claim against our remaining assets. As of June 30, 2013, we had total consolidated indebtedness of approximately $2.3 billion, which includes $300 million of Duke Energy Kentucky indebtedness. As of August 29, 2013, an aggregate principal amount of $450 million of Securities was outstanding under the Mortgage, which was also the outstanding amount of Securities included in the $2.3 billion of total consolidated indebtedness as of June 30, 2013.

Issuance of Additional Securities

        The Mortgage Bonds will be issued on the basis of Property Additions (as defined in the Mortgage). As of the date hereof, after giving effect to the issuance of the Mortgage Bonds and based upon the net book value of the assets subject to the lien of the Mortgage, we can issue additional Securities under the Mortgage with an aggregate principal amount of approximately $         million. However, the actual amount of additional Securities, if any, that we may issue under the Mortgage will vary from time to time due to numerous factors.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following discussion summarizes certain U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the Mortgage Bonds, and does not purport to be a complete analysis of all potential U.S. federal income tax considerations. This discussion only applies to Mortgage Bonds that are held as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and that are purchased in the initial offering at the initial offering price by Non-U.S. Holders (as defined below).

        This summary is based on the Code, administrative pronouncements, judicial decisions and regulations of the Treasury Department, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein.

        This discussion does not describe all of the U.S. federal income tax considerations that may be relevant to Non-U.S. Holders in light of their particular circumstances or to Non-U.S. Holders subject to special rules, such as:

  •
  certain financial institutions;

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  tax-exempt organizations;

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  insurance companies;

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  traders or dealers in securities or commodities;

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  persons holding Mortgage Bonds as part of a hedge or other integrated transaction; or

  •
  certain former citizens or residents of the United States.

        This discussion does not describe the effect of U.S. federal estate and gift tax laws or the effect of any applicable foreign, state or local laws.

        Persons considering the purchase of Mortgage Bonds are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

        We have not and will not seek any rulings or opinions from the Internal Revenue Service (the "IRS") with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the acquisition, ownership or disposition of the Mortgage Bonds or that any such position would not be sustained.

        Prospective investors should consult their own tax advisors with regard to the application of the U.S. federal income tax considerations discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws.

        For purposes of this summary, a "Non-U.S. Holder" means a beneficial owner of a Mortgage Bond that, for U.S. federal income tax purposes, is not: (i) an individual that is a citizen or resident of the United States; (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation; or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of such trust, or (B) the trust has made an election under the applicable Treasury regulations to be treated as a United States person.

        If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds Mortgage Bonds, the tax treatment of a partner in such a partnership will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding Mortgage Bonds should consult their tax advisor as to the particular U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the Mortgage Bonds applicable to them.

Interest

        A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on payments of interest on the Mortgage Bonds, provided that such Non-U.S. Holder: (A) does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our or Duke Energy Corporation's stock entitled to vote; (B) is not a controlled foreign corporation that is related to us or Duke Energy Corporation directly or constructively through stock ownership; (C) is not a bank receiving such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and (D) satisfies certain certification requirements. Such certification requirements will be met if (x) the Non-U.S. Holder provides its name and address, and certifies on an IRS Form W-8BEN (or a substantially similar form), under penalties of perjury, that it is not a United States person or (y) a securities clearing organization or certain other financial institutions holding the Mortgage Bonds on behalf of the Non-U.S. Holder certifies on IRS Form W-8IMY, under penalties of perjury, that such certification has been received by it and furnishes us or our paying agent with a copy thereof. In addition, we or our paying agent must not have actual knowledge or reason to know that the beneficial owner of the Mortgage Bonds is a United States person.

        If interest on the Mortgage Bonds is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, but such Non-U.S. Holder does not satisfy the other requirements outlined in the preceding paragraph, interest on the Mortgage Bonds generally will be subject to U.S. withholding tax at a 30% rate (or lower applicable treaty rate).

        If interest on the Mortgage Bonds is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States, such interest will be subject to U.S. federal income tax on a net income basis at the rate applicable to United States persons generally (and, with respect to corporate Non-U.S. Holders, may also be subject to a 30% branch profits tax or a lower applicable treaty rate). If interest is subject to U.S. federal income tax on a net income basis in accordance with these rules, such interest payments will not be subject to U.S. withholding tax so long as the Non-U.S. Holder provides us or our paying agent with the appropriate documentation (generally an IRS Form W-8ECI).

Sale or Other Taxable Disposition of the Mortgage Bonds

        A Non-U.S. Holder generally will not be subject to U.S. federal withholding tax with respect to gain, if any, recognized on the sale or other taxable disposition of the Mortgage Bonds. A Non-U.S. Holder will also generally not be subject to U.S. federal income tax with respect to such gain, unless (i) the gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States; or (ii) in the case of a Non-U.S. Holder that is a nonresident alien individual, such Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied. In the case described in (i) above, gain or loss recognized on the disposition of such Mortgage Bonds generally will be subject to U.S. federal income taxation in the same manner as if such gain or loss were recognized by a United States person, and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty rate). In the case described in (ii) above, the Non-U.S. Holder will be subject to a 30% tax on any capital gain recognized on the disposition of the Mortgage Bonds (after being offset by certain U.S. source capital losses).

Information Reporting and Backup Withholding

        Information returns will be filed annually with the IRS in connection with payments we make on the Mortgage Bonds. Copies of these information returns may also be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the Mortgage Bonds and the Non-U.S. Holder may be subject to backup withholding (currently at a rate of 28%) on payments on the Mortgage Bonds or on the proceeds from a sale or other disposition of the Mortgage Bonds. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

BOOK-ENTRY SYSTEM

        We have obtained the information in this section concerning The Depository Trust Company, or DTC, and its book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

        Each series of Mortgage Bonds initially will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co., DTC's nominee.

        Investors may elect to hold interests in each global Mortgage Bond through either DTC in the United States or Clearstream Banking, société anonyme ("Clearstream, Luxembourg") or Euroclear Bank S.A./N.V., as operator of the Euroclear System (the "Euroclear System"), in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and the Euroclear System will hold interests on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and the Euroclear System's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for the Euroclear System (in such capacities, the "U.S. Depositaries").

        You may hold your interests in a global security in the United States through DTC, either as a participant in such system or indirectly through organizations which are participants in such system. So long as DTC or its nominee is the registered owner of the global securities representing the Mortgage Bonds, DTC or such nominee will be considered the sole owner and holder of the Mortgage Bonds for all purposes of the Mortgage Bonds and the Mortgage. Except as provided below, owners of beneficial interests in the Mortgage Bonds will not be entitled to have the Mortgage Bonds registered in their names, will not receive or be entitled to receive physical delivery of the Mortgage Bonds in definitive form and will not be considered the owners or holders of the Mortgage Bonds under the Mortgage, including for purposes of receiving any reports that we or the Mortgage Trustee deliver pursuant to the Mortgage. Accordingly, each person owning a beneficial interest in a Mortgage Bond must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of Mortgage Bonds.

        Unless and until we issue the Mortgage Bonds in fully certificated form under the limited circumstances described below under the heading "—Certificated Mortgage Bonds":

  •
  you will not be entitled to receive physical delivery of a certificate representing your interest in the Mortgage Bonds;

  •
  all references in this prospectus supplement or in the accompanying prospectus to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

  •
  all references in this prospectus supplement or the accompanying prospectus to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the Mortgage Bonds, for distribution to you in accordance with DTC procedures.

The Depository Trust Company

        DTC will act as securities depositary for the Mortgage Bonds. The Mortgage Bonds will be issued as fully registered securities registered in the name of Cede & Co. DTC is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

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  a "banking organization" under the New York Banking Law;

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  a member of the Federal Reserve System;

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  a "clearing corporation" under the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934.

        DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates.

        Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC in turn is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation (which are also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

        If you are not a direct participant or an indirect participant and you wish to purchase, sell or otherwise transfer ownership of, or other interests in the Mortgage Bonds, you must do so through a direct participant or an indirect participant. DTC agrees with and represents to DTC participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law. The SEC has on file a set of the rules applicable to DTC and its direct participants.

        Purchases of the Mortgage Bonds under DTC's system must be made by or through direct participants, which will receive a credit for the Mortgage Bonds on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the Mortgage Bonds are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive physical delivery of certificates representing their ownership interests in the Mortgage Bonds, except as provided below in "—Certificated Mortgage Bonds."

        To facilitate subsequent transfers, all Mortgage Bonds deposited with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Mortgage Bonds with DTC and their registration in the name of Cede & Co. has no effect on beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Mortgage Bonds. DTC's records reflect only the identity of the direct participants to whose accounts such Mortgage Bonds are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-Entry Format

        Under the book-entry format, the Mortgage Trustee will pay interest and principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants or to the beneficial owners. You may experience some delay in receiving your payments under this system.

        DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the Mortgage Bonds. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to Mortgage Bonds on your behalf. We and the Mortgage Trustee have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Mortgage Bonds or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        The Mortgage Trustee will not recognize you as a holder of any Mortgage Bonds under the Mortgage and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a Mortgage Bond if one or more of the direct participants to whom the Mortgage Bond is credited direct DTC to take such action. DTC can only act on behalf of its direct participants. Your ability to pledge Mortgage Bonds to indirect participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your Mortgage Bonds.

Certificated Mortgage Bonds

        Unless and until they are exchanged, in whole or in part, for Mortgage Bonds in definitive form in accordance with the terms of the Mortgage Bonds, the Mortgage Bonds may not be transferred except as a whole by DTC to a nominee of DTC; as a whole by a nominee of DTC to DTC or another nominee of DTC; or as a whole by DTC or a nominee of DTC to a successor of DTC or a nominee of such successor.

        We will issue Mortgage Bonds to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depository or DTC is no longer a registered clearing agency under the Securities Exchange Act of 1934, as amended, and we are unable to appoint a qualified successor within 90 days;

  •
  an event of default has occurred and is continuing under the Mortgage and the owners of a majority in aggregate principal amount of the beneficial interests in the Mortgage Bonds of a series notify the Mortgage Trustee that the continuation of the book-entry system is no longer in the best interests of the owners; or

  •
  we, at our option, and subject to DTC's procedures, elect to terminate use of the book-entry system through DTC.

        If any of the above events occurs, DTC is required to notify all direct participants that Mortgage Bonds of the applicable series in fully certificated registered form are available through DTC. DTC will then surrender each global security representing such Mortgage Bonds along with instructions for re-registration. The Mortgage Trustee will re-issue the Mortgage Bonds in fully certificated registered form and will recognize the registered holders of the certificated Mortgage Bonds as holders under the Mortgage.

Global Clearance and Settlement Procedures

        Initial settlement for the Mortgage Bonds will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg participants and/or Euroclear System participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System, as applicable.

        Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear System participants on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear System participants may not deliver instructions directly to their respective U.S. Depositaries.

        Because of time-zone differences, credits of Mortgage Bonds received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Mortgage Bonds settled during such processing will be reported to the relevant Euroclear System Participant or Clearstream, Luxembourg participant on such business day. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of the Mortgage Bonds by or through a Clearstream, Luxembourg participant or a Euroclear System participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or the Euroclear System cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream, Luxembourg and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of Mortgage Bonds among participants of DTC, Clearstream, Luxembourg and the Euroclear System, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

UNDERWRITING

        We have entered into an underwriting agreement with respect to the Mortgage Bonds with the underwriters listed below, for whom Barclays Capital Inc., RBS Securities Inc. and UBS Securities LLC are acting as representatives. Subject to certain conditions, each of the underwriters has severally agreed to purchase the principal amount of Mortgage Bonds indicated in the following table:

Name	Principal Amount of 2015 Mortgage Bonds	Principal Amount of 2023 Mortgage Bonds
Barclays Capital Inc.	$	$
RBS Securities Inc.
UBS Securities LLC

Total	$	$

        The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Mortgage Bonds are subject to certain conditions, including the receipt of legal opinions relating to certain matters. The underwriters must purchase all of the 2015 Mortgage Bonds or the 2023 Mortgage Bonds, respectively, if they purchase any of the 2015 Mortgage Bonds or the 2023 Mortgage Bonds. However, the sales of the 2015 Mortgage Bonds or the 2023 Mortgage Bonds are not conditioned upon each other, and we may consummate the sale of one series and not the other, or consummate the sales at different times.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

Commissions and Discounts

        The Mortgage Bonds sold by the underwriters to the public will initially be offered at the initial prices to the public set forth on the cover of this prospectus supplement and may be offered to certain dealers at that price less a concession not in excess of (i)         % of the principal amount of the 2015 Mortgage Bonds or (ii)         % of the principal amount of the 2023 Mortgage Bonds. The underwriters may allow, and those dealers may reallow, a discount not in excess of (a)         % of the principal amount of the 2015 Mortgage Bonds or (b)         % of the principal amount of the 2023 Mortgage Bonds to certain other dealers. If all the Mortgage Bonds are not sold at the initial prices to the public, the underwriters may change the price to the public and the other selling terms.

        The expenses of this offering, not including the underwriting discount, are estimated to be approximately $            . The underwriters have agreed to make a payment to us in an amount equal to $            , including in respect of expenses incurred by us in connection with this offering.

New Issue of Mortgage Bonds

        The Mortgage Bonds are new issues of securities with no established trading market. We do not intend to list the Mortgage Bonds on any securities exchange or include them in any automated quotation system. We have been advised by the underwriters that the underwriters intend to make a market in the Mortgage Bonds, but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of any trading market for the Mortgage Bonds.

Price Stabilization and Short Positions

        In connection with this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the Mortgage Bonds. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater aggregate principal amount of Mortgage Bonds than they are required to purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Mortgage Bonds while this offering is in process.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Mortgage Bonds. As a result, the price of the Mortgage Bonds may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Other Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include, among other activities, securities trading and underwriting, commercial and investment banking, financial advisory, corporate trust, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, some of the underwriters and/or their affiliates have in the past and may in the future provide us and our affiliates with commercial banking, investment banking, financial advisory and other services for which they have received and in the future will receive customary fees.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

        Certain of the underwriters or their affiliates that have a lending relationship with us and our affiliates routinely hedge, and certain other of those underwriters or affiliates may hedge, their credit exposure to us and our affiliates consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Mortgage Bonds offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Mortgage Bonds offered hereby.

        The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions to such securities and instruments.

EEA Selling Restrictions

        Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the European Union's Directive 2003/71/EC (and any amendments thereto, including Directive 2010/73/EU) as implemented in member states of the European Economic Area (the "EEA") (the "Prospectus Directive"). Neither the Company nor the underwriters have authorized, nor does it or they authorize, the making of any offer of the Mortgage Bonds through any financial intermediary, other than offers made by underwriters which constitute the final placement of the Mortgage Bonds contemplated in this prospectus supplement and the accompanying prospectus.

        In relation to each Member State of the EEA which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of Mortgage Bonds which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of Directive 2010/73/EU, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Mortgage Bonds shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of Mortgage Bonds to the public" in relation to any Mortgage Bonds in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Mortgage Bonds to be offered so as to enable an investor to decide to purchase or subscribe to the Mortgage Bonds, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.

UK Selling Restrictions

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA") received by it in connection with the issue or sale of the Mortgage Bonds in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Mortgage Bonds in, from or otherwise involving the United Kingdom.

EXPERTS

        The consolidated financial statements of Duke Energy Ohio, Inc. incorporated in this prospectus supplement by reference from Duke Energy Ohio's Annual Report on Form 10-K for the year ended December 31, 2012 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

        The validity of the Mortgage Bonds will be passed upon for Duke Energy Ohio by Richard G. Beach, Esq., Associate General Counsel of Duke Energy Business Services LLC. Certain legal matters with respect to the offering of the Mortgage Bonds will be passed upon for Duke Energy Ohio by Taft Stettinius & Hollister LLP, Cincinnati, Ohio, and for the underwriters by Sidley Austin LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended and, in accordance therewith, file annual, quarterly and current reports and other information with the Securities and Exchange Commission, or the SEC. Such reports and other information can be inspected and copied at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington, D.C. address. Please call the SEC at 1-800-SEC-0330 for further information. Our filings with the SEC, as well as additional information about us, are also available to the public through Duke Energy Corporation's website at http://www.duke-energy.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on Duke Energy Corporation's website is not a part of this prospectus supplement or the accompanying prospectus. Our filings are also available to the public through the SEC website at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" into this prospectus supplement the documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents incorporated in the accompanying prospectus at the time the registration statement became effective and all later documents filed with the SEC, in all cases as updated and superseded by later filings with the SEC. Duke Energy Ohio incorporates by reference the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

  •
  Annual Report on Form 10-K for the year ended December 31, 2012;

  •
  Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013 and June 30, 2013; and

  •
  Current Reports on Form 8-K filed April 2, 2013 and May 14, 2013.

        We, our parent company, Duke Energy Corporation, and certain of its other subsidiaries separately filed the combined Annual Report on Form 10-K and Quarterly Reports on Form 10-Q listed above. We do not intend to incorporate by reference into this prospectus the information relating to Duke Energy Corporation and its subsidiaries (other than Duke Energy Ohio, Inc. and its consolidated subsidiaries), and we make no representation as to the information relating to Duke Energy

Corporation and its subsidiaries (other than Duke Energy Ohio, Inc. and its consolidated subsidiaries) contained in such combined reports.

        We will provide you without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus supplement. You may request a copy by writing us at the following address or telephoning one of the following numbers:

Investor Relations Department
Duke Energy Ohio, Inc.
P.O. Box 1005
Charlotte, North Carolina 28201
(704) 382-3853 or (800) 488-3853 (toll-free)

Prospectus

Duke Energy Ohio, Inc.

Unsecured Debt Securities
First Mortgage Bonds

        From time to time, we may offer the securities described in the prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

        We will provide specific terms of these offerings and securities in supplements to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        Investing in our securities involves risks. You should carefully consider the information in the section entitled "Risk Factors" contained in our periodic reports filed with the Securities and Exchange Commission and incorporated by reference into this prospectus before you invest in any of our securities.

        We may offer and sell the securities directly, through agents we select from time to time or to or through underwriters or dealers we select. If we use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 29, 2010.

REFERENCES TO ADDITIONAL INFORMATION

        This prospectus incorporates important business and financial information about us from other documents that are not included in or delivered with this prospectus. This information is available for you to review at the SEC's public reference room located at 100 F Street, N.E., Room 1580, Washington, DC 20549, and through the SEC's website, www.sec.gov. You can also obtain those documents incorporated by reference in this prospectus by requesting them in writing or by telephone from the company at the following address and telephone number:

Investor Relations Department
Duke Energy Ohio, Inc.
P.O. Box 1005
Charlotte, North Carolina 28201
(704) 382-3853 or (800) 488-3853 (toll free)

See "Where You Can Find More Information" in this prospectus.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that Duke Energy Ohio filed with the SEC utilizing a "shelf" registration process. Under the shelf registration process, we are registering an unspecified amount of unsecured debt securities and First Mortgage Bonds, and may issue any of such securities in one or more offerings.

        This prospectus provides general descriptions of the securities we may offer. Each time securities are sold, a prospectus supplement will provide specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described under the caption "Where You Can Find More Information."

        Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to "Duke Energy Ohio," "the Company," "we," "us" and "our" or similar terms are to Duke Energy Ohio, Inc. and its subsidiaries.

i

 FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on our management's beliefs and assumptions and on information currently available to us. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words "may," "will," "could," projects," "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

        Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, those discussed elsewhere in this prospectus and the documents incorporated by reference in this prospectus. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we distribute this prospectus.

ii

THE COMPANY

        Duke Energy Ohio, Inc., an Ohio corporation, is an indirect wholly-owned subsidiary of Duke Energy Corporation. Duke Energy Ohio is a combination electric and gas public utility company and is engaged in the generation, transmission, distribution, and sale of electricity, the sale and/or transportation of natural gas, and energy marketing. We provide service in the southwestern portion of Ohio and through our subsidiary, Duke Energy Kentucky, Inc., in nearby areas of Kentucky.

        Our principal executive offices are located at 139 East Fourth Street, Cincinnati, Ohio 45202. Our telephone number is 513-421-9500.

        The foregoing information about Duke Energy Ohio is only a general summary and is not intended to be comprehensive. For additional information about Duke Energy Ohio, you should refer to the information described under the caption "Where You Can Find More Information."

RISK FACTORS

        Investing in our securities involves risks. Before purchasing any securities we offer, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned "Risk Factors" in our Form 10-K report for the year ended December 31, 2009, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including filings made with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.

USE OF PROCEEDS

        Unless stated otherwise in the applicable prospectus supplement, Duke Energy Ohio intends to use the net proceeds from the sale of any offered securities:

  •
  to redeem or purchase from time to time presently outstanding securities when it anticipates those transactions will result in an overall cost savings;

  •
  to repay maturing securities;

  •
  to finance its ongoing construction program; or

  •
  for general corporate purposes.

 RATIO OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges is calculated using the Securities and Exchange Commission guidelines.

	Successor(a)					Predecessor(a)
	Six Months Ended June 30, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007	Nine Months Ended December 31, 2006	Three Months Ended March 31, 2006	Year Ended December 31, 2005
	(dollars in millions)
Earnings (as defined for fixed charges calculation):
Add:
Pre-tax income from continuing operations	$(603)	$(240)	$458	$415	$102	$186	$412
Fixed charges	62	128	122	139	100	35	114
Deduct:
Interest capitalized(b)	2	4	19	30	14	3	7

Total earnings (as defined for the Fixed Charges calculation)(c)	$(543)	$(116)	$561	$524	$188	$218	$519

Fixed charges:
Interest on debt, including capitalized portions(b)	$60	$121	$113	$130	$95	$33	$105
Estimate of interest within rental expense	2	7	9	9	5	2	9

Total fixed charges	$62	$128	$122	$139	$100	$35	$114

Ratio of earnings to fixed charges	(c)	(c)	4.6	3.8	1.9	6.2	4.6

(a)
Due to the impact of accounting adjustments made in connection with the April 3, 2006 merger of Duke Energy Corporation and Cinergy Corp., the parent company of Duke Energy Ohio, results are reported under "Predecessor" for periods prior to the merger and "Successor" for periods after the merger.

(b)
Excludes the equity costs related to Allowance for Funds Used During Construction that are included in Other Income and Expenses in the Consolidated Statements of Operations.

(c)
Earnings insufficient to cover fixed charges by approximately $605 million and $244 million during the six months and twelve months ended June 30, 2010 and December 31, 2009, respectively, due primarily to a non-cash goodwill impairment charge.

 DESCRIPTION OF THE UNSECURED DEBT SECURITIES

        We may issue from time to time one or more series of senior unsecured debt securities or junior subordinated unsecured debt securities under a Debenture Indenture, dated May 15, 1995, between us and The Bank of New York Mellon Trust Company, N.A., as debenture trustee. When we offer to sell a particular series of unsecured debt securities, we will describe the specific terms of these unsecured debt securities in a prospectus supplement. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of unsecured debt securities.

        We have summarized certain terms and provisions of the Debenture Indenture. The summary is not complete. The Debenture Indenture is an exhibit to the registration statement of which this prospectus forms a part. You should read the Debenture Indenture for the provisions that may be important to you. Terms used in this summary have the meanings specified in the Debenture Indenture. The Debenture Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

General

        The Debenture Indenture allows us to issue unsecured debt securities in an unlimited amount from time to time. The relevant prospectus supplement will describe the terms of any unsecured debt securities being offered, including:

  •
  the title of the unsecured debt securities;

  •
  any limit on the aggregate principal amount of the unsecured debt securities;

  •
  the date or dates on which the principal of any of the unsecured debt securities will be payable;

  •
  the rate or rates at which any of the unsecured debt securities will bear interest, if any;

  •
  the date from which interest, if any, on the unsecured debt securities will accrue, the dates on which interest, if any, will be payable, the date on which payment of interest, if any, will commence, and the record dates for any interest payments;

  •
  the right, if any, to extend interest payment periods and the duration of any extension;

  •
  any redemption, purchase or sinking fund provisions;

  •
  the place or places where the principal of and any premium and interest on any of the unsecured debt securities will be payable;

  •
  the denominations in which the unsecured debt securities will be issuable;

  •
  the index, if any, with reference to which the amount of principal of or any premium or interest on the unsecured debt securities will be determined;

  •
  any addition to or change in the events of default applicable to any of the unsecured debt securities and any change in the right of the debenture trustee or the holders to declare the principal amount of any of the unsecured debt securities due and payable;

  •
  any addition to or change in the covenants in the Debenture Indenture;

  •
  whether the unsecured debt securities will be defeasible;

  •
  whether the unsecured debt securities will be issued in the form of one or more global securities;

  •
  the applicability of the subordination provisions of the Debenture Indenture to a series of unsecured debt securities; and

  •
  any other terms of the unsecured debt securities not inconsistent with the provisions of the Debenture Indenture.

Subordination of Certain Unsecured Debt Securities

        The Debenture Indenture provides that one or more series of unsecured debt securities may be subordinate and subject in right of payment to the prior payment in full of all senior debt of the Company.

        No payment of principal of (including redemption and sinking fund payments), premium, if any, or interest on, the junior subordinated unsecured debt securities may be made if any senior debt is not paid when due, if any default has not been cured or waived, or if the maturity of any senior debt has been accelerated because of a default. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all senior debt must be paid in full before the holders of the junior subordinated unsecured debt securities are entitled to receive or retain any payment. The rights of the holders of the junior subordinated unsecured debt securities will be subordinated to the rights of the holders of senior debt to receive payments or distributions applicable to senior debt.

        In this prospectus, we use the term "senior debt" to mean the principal of, premium, if any, and interest on and any other payment due pursuant to any of the following, whether currently outstanding or later incurred, created or assumed:

          (a)   all indebtedness of the Company evidenced by notes, debentures, bonds, or other securities sold by the Company for money, excluding junior subordinated unsecured debt securities, but including all first mortgage bonds of the Company outstanding from time to time;

          (b)   all indebtedness of others of the kinds described in the preceding clause (a) assumed by or guaranteed in any manner by the Company; and

          (c)   all renewals, extensions, or refundings of indebtedness of the kinds described in either of the preceding clauses (a) and (b);

  unless the instrument creating or evidencing, or assuming or guaranteeing, any particular indebtedness, renewal, extension or refunding expressly provides that the indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the junior subordinated unsecured debt securities.

        The Debenture Indenture does not limit the aggregate amount of senior debt that the Company may issue.

Exchange, Register and Transfer

        The unsecured debt securities of each series will be issuable only in fully registered form without coupons.

        The unsecured debt securities may be presented for exchange, registered and transferred in the manner, at the places and subject to the restrictions set forth in the unsecured debt securities and the relevant prospectus supplement. Subject to the limitations noted in the Debenture Indenture, you will not have to pay for these services, except for any associated taxes or other governmental charges.

Global Securities

        We may issue registered unsecured debt securities of a series in the form of one or more fully registered global unsecured debt securities (each a "global security") that we will register in the name of, and deposit with, a depositary (or a nominee of a depositary) identified in the prospectus supplement relating to the series. Each global security will set forth the aggregate principal amount of the series of unsecured debt securities that it represents. The depositary (or its nominee) will not transfer any global security unless and until it is exchanged in whole or in part for unsecured debt securities in definitive registered form, except that:

  •
  the depositary may transfer the whole global security to a nominee;

  •
  the depositary's nominee may transfer the whole global security to the depositary;

  •
  the depositary's nominee may transfer the whole global security to another of the depositary's nominees; and

  •
  the depositary (or its nominee) may transfer the whole global security to its (or its nominee's) successor.

        A global security may not be exchanged for unsecured debt securities in definitive registered form, and no transfer of a global security may be registered in the name of any person other than the depositary (or its nominee), unless:

  •
  the depositary has notified the Company that it is unwilling or unable to continue as depositary for the global security or has ceased to be qualified to act as depositary as required by the Debenture Indenture;

  •
  an event of default has occurred with respect to the global security; or

  •
  circumstances exist, if any, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

        Any unsecured debt securities issued in definitive form in exchange for a global security will be registered in such name or names that the depositary gives to the debenture trustee. We expect that these instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security.

Depositary Arrangements

        We will describe the specific terms of the depositary arrangement with respect to any portion of a series of unsecured debt securities to be represented by a global security in the prospectus supplement relating to the series. We anticipate that the following provisions will apply to all depositary arrangements.

        Generally, ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for the global security ("participants") or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with their respective principal amounts of the unsecured debt securities represented by the global security.

        Any dealers, underwriters or agents participating in the distribution of the unsecured debt securities will designate the accounts to credit. For participants, the depositary will maintain the only record of their ownership of a beneficial interest in the global security and they will only be able to transfer those interests through the depositary's records. For persons who hold through a participant, the relevant participant will maintain the records of beneficial ownership and transfer. The laws of some states may require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair their ability to own, transfer or pledge beneficial interests in global securities.

        So long as the depositary (or its nominee) is the record owner of a global security, it will be considered the sole owner or holder of the unsecured debt securities represented by the global security for all purposes under the Debenture Indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the unsecured debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the unsecured debt securities in definitive form and will not be considered the owners or holders under the Debenture Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if the person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Debenture Indenture. We understand that under existing industry practices, if we request any action of holders or if any owner of a beneficial interest in a global security desires to give or take any action allowed under the Debenture Indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants, in turn, would authorize beneficial owners owning through them to give or take the action or would otherwise act upon the instruction of beneficial owners holding through them.

Interest and Premium

        Payments of principal, premium, if any, and any interest on unsecured debt securities represented by a global security registered in the name of a depositary (or its nominee) will be made to the depositary (or its nominee) as the registered owner of the global security. We and our agents will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests, and neither will the debenture trustee and its agents.

        We expect that the depositary for any unsecured debt securities represented by a global security, upon receipt of any payment of principal, premium, if any, or any interest in respect of the global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary's records. We also expect that payments by participants to owners of beneficial interests in the global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with securities registered in "street name," and will be the responsibility of each participant.

Payment and Paying Agents

        Unless the applicable prospectus supplement indicates otherwise, payment of interest on an unsecured debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date for the interest payment.

        Unless the applicable prospectus supplement indicates otherwise, principal of and any premium and interest on the unsecured debt securities will be payable at the office of the paying agent designated by us. However, we may elect to pay interest by check mailed to the address of the person entitled to the payment at the address appearing in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the debenture trustee in the City of Cincinnati will be designated as our sole paying agent for payments with respect to unsecured debt securities of each series. Any other paying agents initially designated by us for the unsecured debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the unsecured debt securities of a particular series.

        All moneys paid by us to a paying agent for the payment of the principal of or any premium or interest on any unsecured debt security which remain unclaimed at the end of 18 months after the principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment.

Consolidation, Merger, and Sale of Assets

        The Debenture Indenture does not contain any provision that restricts our ability to merge or consolidate with or into any other corporation, sell or convey all or substantially all of our assets to any person, firm or corporation or otherwise engage in restructuring transactions, provided that the successor corporation assumes due and punctual payment of the principal, premium, if any, and interest on the unsecured debt securities.

Events of Default

        Each of the following is defined as an event of default under the Debenture Indenture with respect to unsecured debt securities of any series:

  •
  failure to pay principal of or any premium on any debt security of that series when due;

  •
  failure to pay any interest on any debt security of that series when due, continued for 30 days;

  •
  failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

  •
  failure to perform any other of our covenants in the Debenture Indenture (other than a covenant included in the Debenture Indenture solely for the benefit of a series other than that series), continuing for 90 days after written notice has been given by the debenture trustee or the holders of at least 35% in aggregate principal amount of the outstanding unsecured debt securities of that series, as provided in the Debenture Indenture; and

  •
  certain events of bankruptcy, insolvency or reorganization.

        If an event of default (other than a bankruptcy, insolvency or reorganization event of default) with respect to the outstanding unsecured debt securities of any series occurs and is continuing, either the debenture trustee or the holders of at least 35% in aggregate principal amount of the outstanding unsecured debt securities of that series, by notice as provided in the Debenture Indenture, may declare the principal amount of the unsecured debt securities of that series to be due and payable immediately. If a bankruptcy, insolvency or reorganization event of default with respect to the outstanding unsecured debt securities of any series occurs, the principal amount of all the unsecured debt securities of that series will automatically, and without any action by the debenture trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding unsecured debt securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Debenture Indenture. For information as to waiver of defaults, see "Modification and Waiver."

        Subject to the provisions of the Debenture Indenture relating to the duties of the debenture trustee, if an event of default occurs, the debenture trustee will be under no obligation to exercise any of its rights or powers under the Debenture Indenture at the request or direction of any of the holders, unless the holders shall have offered to the debenture trustee reasonably satisfactory indemnity. Subject to these provisions for the indemnification of the debenture trustee, the holders of a majority in aggregate principal amount of the outstanding unsecured debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the unsecured debt securities of that series.

        No holder of a debt security of any series will have any right to institute any proceeding with respect to the Debenture Indenture, or for the appointment of a receiver or a debenture trustee, or for any other remedy thereunder, unless:

          (a)   the holder has previously given to the debenture trustee written notice of a continuing event of default with respect to the unsecured debt securities of that series;

          (b)   the holders of at least 35% in aggregate principal amount of the outstanding unsecured debt securities of that series have made written request, and have offered reasonably satisfactory indemnity, to the debenture trustee to institute a proceeding as trustee; and

          (c)   the debenture trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding unsecured debt securities of that series a direction inconsistent with such request, within 60 days after the notice, request and offer. However, these limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on the debt security on or after the applicable due date specified in the debt security.

        We will be required to furnish to the debenture trustee annually a statement by certain of our officers as to whether or not we, to our knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the Debenture Indenture and, if so, specifying all known defaults.

Modification and Waiver

        Modifications and amendments of the Debenture Indenture may be made by us and the debenture trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding unsecured debt securities of each series affected by the modification or amendment; however, without the consent of the holder of each outstanding debt security affected, no modification or amendment may:

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  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

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  reduce the principal amount of, or any premium or interest on, any debt security;

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  reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

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  change the place or currency of payment of principal of, or any premium or interest on, any debt security;

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  affect the applicability of the subordination provisions to any debt security;

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  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; or

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  reduce the percentage in aggregate principal amount of outstanding unsecured debt securities of any series, the consent of whose holders is required for modification or amendment of the Debenture Indenture; reduce the percentage in aggregate principal amount of outstanding unsecured debt securities of any series necessary for waiver of compliance with certain provisions of the Debenture Indenture or for waiver of certain defaults; or modify these provisions relating to modification and waiver.

        The holders of not less than a majority in aggregate principal amount of the outstanding unsecured debt securities of any series may waive our compliance with certain restrictive provisions of the Debenture Indenture. The holders of a majority in aggregate principal amount of the outstanding unsecured debt securities of any series may waive any past default under the Debenture Indenture, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the Debenture Indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series affected.

        Generally, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding unsecured debt securities of any series entitled to give or take any direction, notice, consent, waiver, or other action under the Debenture Indenture, in the manner and subject to the limitations provided in the Debenture Indenture. In certain limited circumstances, the debenture trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding unsecured debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite aggregate principal amount of unsecured debt securities within 180 days following the record date, or such shorter period as we (or the debenture trustee, if it sets the record date) may specify.

Defeasance and Covenant Defeasance

        Under the Debenture Indenture, we may elect to have the provisions of the Debenture Indenture relating to defeasance and discharge of indebtedness, or the provisions relating to defeasance of certain restrictive covenants, applied with respect to the unsecured debt securities of any series.

Defeasance and Discharge

        If we elect to have the provisions of the Debenture Indenture relating to defeasance and discharge of indebtedness applied to any unsecured debt securities, we will be discharged from all our obligations with respect to those unsecured debt securities (except for certain obligations to exchange or register the transfer of unsecured debt securities, to replace stolen, lost or mutilated unsecured debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of the unsecured debt securities of money or U.S. Government Obligations, or both, which will provide money sufficient to pay the principal of and any premium and interest on the unsecured debt securities as they become due. This defeasance or discharge may occur only if, among other things, we have delivered to the debenture trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the unsecured debt securities will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance, and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge did not occur.

Defeasance of Certain Covenants

        If we elect to have the provisions of the Debenture Indenture relating to defeasance of certain covenants applied to any unsecured debt securities, we may omit to comply with certain restrictive covenants that may be described in the applicable prospectus supplement, and the occurrence of certain events of default with respect to those restrictive covenants will no longer be applicable to those unsecured debt securities. In order to exercise this option, we will be required to deposit, in trust for the benefit of the holders of the unsecured debt securities, money or U.S. Government Obligations, or both, which will provide money sufficient to pay the principal of and any premium and interest on the unsecured debt securities as they become due. We will also be required, among other things, to deliver to the debenture trustee an opinion of counsel to the effect that holders of such unsecured debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance did not occur. If we were to exercise this option with respect to any unsecured debt securities and those unsecured debt securities subsequently were declared due and payable because of the occurrence of any event of default, the amount of money and U.S. Government Obligations deposited in trust would be sufficient to pay amounts due on the unsecured debt securities at the time of their respective stated maturities but might not be sufficient to pay the amounts due upon acceleration resulting from the event of default. In that case, we would remain liable for those payments.

Title

        The Company and the debenture trustee, and any agent of the Company or the debenture trustee, may treat the person in whose name a debt security is registered as the absolute owner thereof (whether or not the debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

        The Debenture Indenture and the unsecured debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Debenture Trustee

        The Bank of New York Mellon Trust Company, N.A. will be the debenture trustee under the Debenture Indenture. The Bank of New York Mellon Trust Company, N.A., or its affiliate, also acts as the trustee for certain debt securities of our affiliates. The Bank of New York Mellon makes loans to, and performs other financial services for, us and our affiliates in the normal course of business.

DESCRIPTION OF THE FIRST MORTGAGE BONDS

        We may issue from time to time one or more series of first mortgage bonds under a first mortgage dated as of August 1, 1936 (the "Original Mortgage"), between the Company and The Bank of New York Mellon Trust Company, N.A., as first mortgage trustee, as amended and restated in its entirety by the Fortieth Supplemental Indenture, dated as of March 23, 2009 (the "Fortieth Supplemental Indenture"), as supplemented thereafter to date and as proposed to be supplemented by one or more supplemental indentures. The Original Mortgage, as amended and restated and thereafter supplemented, is sometimes called the "Mortgage" in this prospectus. The term "first mortgage bonds" in this prospectus refers to all securities from time to time issued under the Mortgage. When we offer to sell a particular series of first mortgage bonds, we will describe the specific terms of these Securities in a prospectus supplement.

        We have summarized certain terms and provisions of the Mortgage. The summary is not complete. The Mortgage is an exhibit to the registration statement of which this prospectus forms a part. You should read the Mortgage for the provisions that may be important to you. Terms used in this summary have the meanings specified in the Mortgage. The Mortgage is subject to and governed by the Trust Indenture Act of 1939, as amended.

General

        The Mortgage permits us to issue first mortgage bonds from time to time in an unlimited aggregate amount subject to the limitations described under "—Issuance of Additional First Mortgage Bonds." All first mortgage bonds of any one series need not be issued at the same time, and a series may be reopened for issuances of additional first mortgage bonds of that series. This means that we may from time to time, without the consent of the existing holders of the first mortgage bonds of any series, create and issue additional first mortgage bonds of a series having the same terms and conditions as the previously issued first mortgage bonds of that series in all respects, except for issue date, issue price and, if applicable, the initial interest payment on those additional first mortgage bonds. Additional first mortgage bonds issued in this manner will be consolidated with and will form a single series with, the previously issued first mortgage bonds of that series. For more information, see the discussion below under "—Issuance of Additional First Mortgage Bonds."

        A prospectus supplement and any supplemental indenture, board resolution and officer's certificate relating to any series of first mortgage bonds being offered by this prospectus will include specific terms relating to that offering. These terms will include some or all of the following terms that apply to that series:

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  the title of the first mortgage bonds;

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  any limit upon the total principal amount of the first mortgage bonds;

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  the dates, or the method to determine the dates, on which the principal of the first mortgage bonds will be payable and how it will be paid;

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  the interest rate or rates which the first mortgage bonds will bear, or how the rate or rates will be determined, the interest payment dates for the first mortgage bonds and the regular record dates for interest payments;

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  any right to extend the interest payments for, or the maturity of, the first mortgage bonds and the duration of any such extension;

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  any date or dates on which the first mortgage bonds may be redeemed at our option and the terms, conditions and any restrictions on those redemptions;

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  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the first mortgage bonds;

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  any additions or exceptions to the events of default under the Mortgage or additions or exceptions to our covenants under the Mortgage for the benefit of the holders of first mortgage bonds;

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  any denominations other than multiples of $1,000 in which the first mortgage bonds will be issued;

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  if payments on the first mortgage bonds may be made in a currency or currencies other than United States dollars; and, if so, the means through which the equivalent principal amount of any payment in United States dollars is to be determined for any purpose;

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  any terms pursuant to which the first mortgage bonds may be converted into or exchanged for other securities of ours or of another entity; and

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  any other terms of the first mortgage bonds not inconsistent with the terms of the Mortgage.

        We may sell first mortgage bonds at a discount below their principal amount. United States Federal income tax considerations applicable to first mortgage bonds sold at an original issue discount will be described in the applicable prospectus supplement if we sell first mortgage bonds at an original issue discount. In addition, important United States Federal income tax or other tax considerations applicable to any first mortgage bonds denominated or payable in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement if we sell first mortgage bonds denominated or payable in a currency or currency unit other than United States dollars.

Redemption

        We will set forth any terms for the redemption of first mortgage bonds of any series in the applicable prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to first mortgage bonds redeemable at the option of the holder of those first mortgage bonds, first mortgage bonds will be redeemable upon notice to holders by mail at least 30 days prior to the redemption date. Unless the first mortgage bonds are held in book-entry only form through the facilities of a depository, including The Depository Trust Company, or other clearing corporation or securities intermediary (the "Depository"), in which case the Depository's procedures for selection shall apply (see "—Book-Entry Only Issuance"), if less than all of the first mortgage bonds of any series or any tranche thereof are to be redeemed, the Mortgage Trustee will select the first mortgage bonds to be redeemed. In the absence of any provision for selection, the Mortgage Trustee will choose a method of random selection as it may deem appropriate in accordance with the procedures of the Depository.

        Unless we default in the payment of the redemption price and accrued interest, if any, in the case of an unconditional notice of redemption, first mortgage bonds will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest to the redemption date upon surrender of any first mortgage bond for redemption. If only part of a first mortgage bond is redeemed, the Mortgage Trustee will deliver to the holder of the first mortgage bond a new first mortgage bond of the same series for the remaining portion without charge.

        We may make any redemption at our option conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price and accrued interest, if any. If the paying agent has not received the money by the date fixed for redemption, we will not be required to redeem the first mortgage bonds.

Payment and Paying Agents

        Except as may be provided in the applicable prospectus supplement, interest, if any, on each first mortgage bond payable on any interest payment date will be paid to the person in whose name that first mortgage bond is registered at the close of business on the regular record date for that interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any first mortgage bond, the defaulted interest may be paid to the holder of that first mortgage bond as of the close of business on a date between 10 and 15 days before the date proposed by us for payment of the defaulted interest or in any other manner permitted by any securities exchange on which that first mortgage bond may be listed, if the Mortgage Trustee finds it practicable.

        Unless otherwise specified in the applicable prospectus supplement, principal, premium, if any, and interest on the first mortgage bonds at maturity will be payable upon presentation of the first mortgage bonds at the corporate trust office of Mortgage Trustee, 900 Ashwood Parkway, Suite 425, Atlanta, Georgia 30338. However, we may choose to make payment of interest by check mailed to the addresses of the persons entitled to payment as they may appear or have appeared in the security register for the first mortgage bonds. We may change the place of payment on the first mortgage bonds, appoint one or more additional paying agents (including us) and remove any paying agent, all at our discretion.

        As long as the first mortgage bonds are registered in the name of a Depository, or its nominee, as described under "—Book-Entry Only Issuance," payments of principal, premium, if any, and interest will be made to the Depository for subsequent disbursement to beneficial owners of the first mortgage bonds.

Registration and Transfer

        Unless otherwise specified in the applicable prospectus supplement, and subject to restrictions related to the issuance of first mortgage bonds through a Depository's book-entry system, the transfer of first mortgage bonds may be registered, and first mortgage bonds may be exchanged for other first mortgage bonds of the same series or tranche, of authorized denominations and with the same terms and principal amount, at the corporate trust office of the Mortgage Trustee, We may, upon prompt written notice to the Mortgage Trustee and the holders of the first mortgage bonds, designate one or more additional places, or change the place or places previously designated, for registration of transfer and exchange of the first mortgage bonds. No service charge will be made for any registration of transfer or exchange of the first mortgage bonds. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with a registration of transfer or exchange. We will not be required to execute or to provide for the registration, transfer or exchange of any first mortgage bond

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  during the 15 days before giving any notice of redemption; or

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  selected for redemption except the unredeemed portion of any first mortgage bond being redeemed in part.

Lien of the Mortgage

        The Mortgage creates a first lien, subject to any permitted liens, on substantially all of our tangible electric transmission and distribution utility property located in Ohio, together with our recorded easements and rights of way, franchises, licenses, permits, grants, immunities, privileges and rights that are used or useful in the operation of such property, other than Excepted Property (as defined below). These properties are sometimes referred to as our "Mortgaged Property." Additionally, the Mortgage will create a first lien, subject only to permitted liens, on Mortgaged Property that we may acquire after the execution date of the Fortieth Supplemental Indenture.

        We have not made any appraisal of the value of the properties subject to the lien of the Mortgage. The value of the properties in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. In the event of liquidation, if the proceeds were not sufficient to repay amounts under all of the first mortgage bonds then outstanding, then holders of the Mortgage Bonds, to the extent not repaid from the proceeds of the sale of the collateral, would only have an unsecured claim against our remaining assets. As of June 30, 2010, we had total secured indebtedness of approximately $700 million and total senior unsecured indebtedness of approximately $2.23 billion on a consolidated basis.

Permitted Liens

        The lien of the Mortgage is subject to Permitted Liens described in the Mortgage. These Permitted Liens include, among others:

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  liens existing at the date of execution and delivery of the Original Mortgage;

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  as to property acquired by us after the date of execution and delivery of the Original Mortgage, liens existing or placed on such property at the time we acquire such property and any Purchase Money Liens;

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  tax liens, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days notice has not been given to our general counsel or to such other person designated by us to receive such notices;

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  mechanics', workmen's, repairmen's, materialmen's, warehousemen's and carriers' liens, other liens incident to construction, liens or privileges of any of our employees for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker's compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days notice has not been given to our general counsel or to such other person designated by us to receive such notices;

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  specified judgment liens and Prepaid Liens;

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  easements, leases, reservations or other rights of others in, and defects in title to, our Mortgaged Property;

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  liens securing indebtedness or other obligations relating to real property we acquired for specified transmission , distribution or communication purposes or for the purpose of obtaining rights-of-way;

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  specified leases and leasehold, license, franchise and permit interests;

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  liens resulting from law, rules, regulations, orders or rights of Governmental Authorities and specified liens required by law or governmental regulations;

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  liens to secure public obligations; rights of others to take minerals, timber, electric energy or capacity, gas, water, steam or other products produced by us or by others on our property;

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  rights and interests of persons other than us arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of those Persons in the property;

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  restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public services corporation; and

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  liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made.

        The Mortgage provides that the Mortgage Trustee will have a lien, prior to the lien on the Mortgaged Property securing the first mortgage bonds, for the payment of its reasonable compensation and expenses and for indemnity against specified liabilities. This lien would be a Permitted Lien under the Mortgage.

Excepted Property

        The lien of the Mortgage does not cover, among other things, the following types of property whether owned as of the execution date of the Fortieth Supplemental Indenture or acquired thereafter:

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  all of the assets of our subsidiary, Duke Energy Kentucky, Inc.;

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  all of our tangible gas transmission and distribution utility property;

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  all cash, deposit accounts, securities and all policies of insurance on the lives of our officers not paid or delivered to or deposited with or held by the Mortgage Trustee or required so to be;

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  all contracts, leases, operating agreements and other agreements of all kinds (other than our franchises, permits and licenses that are used or useful in the operation of our electric transmission and distribution businesses), contract rights, bills, notes and other instruments, revenues, income and earnings, all accounts, accounts receivable, rights to payment, payment intangibles and unbilled revenues, rights created by statute or governmental action to bill and collect revenues or other amounts from customers or others, credits, claims, demands and judgments;

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  all governmental and other licenses, permits, franchises, consents and allowances (other than our franchises, permits and licenses that are used or useful in the operation of our electric transmission and distribution businesses);

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  all unrecorded easements and rights of way;

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  all intellectual property rights and other general intangibles;

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  all vehicles, railroad and other movable equipment, aircraft and vessels and all parts, accessories and supplies used in connection with any of the foregoing;

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  all personal property of such character that the perfection of a security interest therein or other lien thereon is not governed by the Uniform Commercial Code in effect where we are organized;

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  all goods, stock in trade, wares, merchandise and inventory acquired for the purpose of sale or lease in the ordinary course and conduct of our business, and all materials, supplies, inventory and other items of personal property which are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the Mortgaged Property;

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  all fuel, whether or not any such fuel is in a form consumable in the operation of the Mortgaged Property, including separate components of any fuel;

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  all portable tools and equipment, furniture and furnishings, computers and data processing, data storage, data transmission, telecommunications and other facilities, and all other equipment which is used primarily for administrative or clerical purposes;

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  all coal, lignite, ore, gas, oil and other minerals and all timber, and all electric energy and capacity, gas, steam and other materials and products generated, manufactured, produced or purchased by us for sale, distribution or use in the ordinary course and conduct of our business;

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  all property which is the subject of a lease agreement designating us as lessee, and all our right, title and interest in and to the property and in, to and under the lease agreement, whether or not the lease agreement is intended as security;

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  all property which has been released from the lien of the Mortgage and any improvements, extensions and additions to such properties and renewals, replacements, substitutions of or for any parts thereof;

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  all property located outside the State of Ohio;

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  all property, stations and plants used by us in the generation of electricity, including all land, buildings, structures and works, easements, rights of way, permits, privileges, towers, poles, wires, machinery, equipment, appliances, appurtenances and supplies forming a part of the plants and stations;

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  all of our water systems, including all property, permits, privileges, franchises and rights related to the water systems; and

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  all property not acquired or constructed by us for use in our electric transmission and distribution businesses.

        We sometimes refer to property of ours not covered by the lien of the Mortgage as "Excepted Property."

Issuance of Additional First Mortgage Bonds

        Subject to the issuance restrictions described below, the aggregate principal amount of first mortgage bonds that may be authenticated and delivered under the Mortgage is unlimited. First mortgage bonds of any series may be issued from time to time only on the basis of, and in an aggregate principal amount not exceeding, the sum of the following:

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  66 2/3% of the cost or fair value to us (whichever is less) of Property Additions (as described below) which do not constitute Funded Property (as described below) after specified deductions and additions, primarily including adjustments to offset property retirements;

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  the aggregate principal amount of Retired Securities, as defined below; or

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  an amount of cash deposited with the Mortgage Trustee.

        "Property Additions" means generally any property owned by us and subject to the lien of the Mortgage. Property Additions will become "Funded Property" when used under the Mortgage for the issuance of first mortgage bonds, the release or retirement of Funded Property, or the withdrawal of cash deposited with the Mortgage Trustee for the issuance of first mortgage bonds.

        "Retired Securities" means any Securities authenticated and delivered under the Mortgage on or after the execution date of the Fortieth Supplemental Indenture which:

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  no longer remain outstanding;

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  have not been made the basis of the authentication and delivery of first mortgage bonds, the release of Mortgaged Property or the withdrawal of cash, which have been substituted for retired Funded Property or which have been used for other specified purposes under any of the provisions of the Mortgage; and

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  have not been paid, redeemed, purchased or otherwise retired by the application thereto of Funded Cash.

        All first mortgage bonds of any one series need not be issued at the same time, and a series may be reopened for issuances of additional first mortgage bonds of that series, provided that such additional first mortgage bonds of that series are fungible with the previously issued first mortgage bonds of that series for U.S. federal income tax purposes. This means that we may from time to time, without the consent of the existing holders of the first mortgage bonds of any series, create and issue additional first mortgage bonds of a series having the same terms and conditions as the previously issued first mortgage bonds of that series in all respects, except for issue date, issue price and, if applicable, the initial interest payment on those additional Securities, provided that such additional first mortgage bonds of that series are fungible with the previously issued first mortgage bonds of that series for U.S. federal income tax purposes. Additional first mortgage bonds issued in this manner will be consolidated with and will form a single series with, the previously issued first mortgage bonds of that series.

Release of Property

        Unless an event of default under the Mortgage has occurred and is continuing, we may obtain the release of Mortgaged Property that constitutes Funded Property, except for cash held by the Mortgage Trustee, upon delivery to the Mortgage Trustee of an amount in cash equal to the amount, if any, by which the lower of the cost or fair value of the property to be released exceeds the aggregate of:

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  an amount equal to the aggregate principal amount of any obligations secured by Purchase Money Liens upon the property to be released and delivered to the Mortgage Trustee;

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  an amount equal to the cost or fair value to us (whichever is less) of certified Property Additions not constituting Funded Property after specified deductions and additions, primarily including adjustments to offset property retirements (except that these adjustments need not be made if the Property Additions were acquired, made or constructed within the 90-day period preceding the release);

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  150% of the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of Retired Securities (with the entitlement being waived by operation of the release);

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  150% of the aggregate principal amount of any outstanding first mortgage bonds delivered to the Mortgage Trustee (with the first mortgage bonds to be cancelled by the Mortgage Trustee) other than first mortgage bonds issued on the basis of deposited cash;

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  any amount in cash and/or an amount equal to the aggregate principal amount of any obligations secured by Purchase Money Liens delivered to a holder of a prior lien on Mortgaged Property in consideration for the release of such Mortgaged Property from such prior lien; and

  •
  any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released.

        Unless an event of default under the Mortgage has occurred and is continuing, we may obtain the release from the lien of the Mortgage of any part of the Mortgaged Property or any interest therein, which does not constitute Funded Property, without depositing any cash or property with the Mortgage Trustee as long as (a) the aggregate amount of cost or fair value to us (whichever is less) of all Property Additions which do not constitute Funded Property (excluding the property to be released) after specified deductions and additions, primarily including adjustments to offset property retirements, is not less than zero or (b) the cost or fair value (whichever is less) of property to be released does not exceed the aggregate amount of the cost or fair value to us (whichever is less) of Property Additions acquired, made or constructed within the 90-day period preceding the release.

        The Mortgage provides simplified procedures for the release of Mortgaged Property with a net book value of up to the greater of $10 million or 3% of outstanding first mortgage bonds during a calendar year and for the release of Mortgaged Property taken or sold in connection with the power of eminent domain, provides for dispositions of certain obsolete or unnecessary Mortgaged Property and for grants or surrender of certain easements, leases or rights of way without any release or consent by the Mortgage Trustee.

        If we retain any interest in any property released from the lien of the Mortgage, the Mortgage will not become a lien on the property or the interest in the property or any improvements, extensions or additions to, or any renewals, replacements or substitutions of or for, any part or parts of the property unless we subject such property to the lien of the Mortgage.

        The Mortgage also provides that we may terminate, abandon, surrender, cancel, release, modify or dispose of any of our franchises, permits or licenses that are Mortgaged Property without any consent of the Mortgage Trustee or the holders of outstanding first mortgage bonds; provided that (i) such action is, in our opinion, necessary, desirable or advisable in the conduct of our business, and (ii) any of our franchises, permits or licenses that, in our opinion, cease to be necessary for the operation of Mortgaged Property shall cease to be Mortgaged Property without any release or consent, or report to, the Mortgage Trustee.

Withdrawal of Cash

        Unless an event of default under the Mortgage has occurred and is continuing, and subject to specified limitations, cash held by the Mortgage Trustee may, generally, (1) be withdrawn by us (a) to the extent of the cost or fair value to us (whichever is less) of Property Additions not constituting Funded Property, after specified deductions and additions, primarily including adjustments to offset retirements (except that these adjustments need not be made if the Property Additions were acquired, made or constructed within the 90-day period preceding the withdrawal) or (b) in an amount equal to the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of Retired Securities or bond credits (with the entitlement to the issuance being waived by operation of the withdrawal) or (c) in an amount equal to the aggregate principal amount of any outstanding first mortgage bonds delivered to the Mortgage Trustee (with the first mortgage bonds to be cancelled by the Mortgage Trustee), or (2) upon our request, be applied to (a) the purchase of first mortgage bonds or (b) the payment (or provision for payment) at stated maturity of any first mortgage bonds or the redemption (or provision for payment) of any first mortgage bonds which are redeemable.

Satisfaction and Discharge of First Mortgage Bonds

        We will be discharged from our obligations on any first mortgage bonds if we irrevocably deposit with the Mortgage Trustee or any paying agent, other than us, sufficient cash or government securities to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of the first mortgage bonds.

Consolidation, Merger and Conveyance of Assets

        Under the terms of the Mortgage, we may not consolidate with or merge into any other entity or convey, transfer or lease as, or substantially as, an entirety to any entity the Mortgaged Property, unless:

  •
  the surviving or successor entity, or an entity which acquires by conveyance or transfer or which leases our Mortgaged Property as, or substantially as, an entirety, is organized and validly existing under the laws of any domestic jurisdiction, and it expressly assumes our obligations on all first mortgage bonds then outstanding under the Mortgage and confirms the lien of the Mortgage on the Mortgaged Property (as constituted immediately prior to the time such transaction became effective) and subjects to the lien of the Mortgage all property thereafter acquired by the successor entity that constitutes an improvement, extension or addition to the Mortgaged Property (as so constituted) or a renewal, replacement or substitution of or for any part thereof, but only to the extent that such improvement, extension or addition is so affixed or attached to real property as to be regarded a part of such real property or is an improvement, extension or addition to personal property that is made to maintain, renew, repair or improve the function of such personal property and is physically installed in or affixed to such personal property;

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  in the case of a lease, such lease is made expressly subject to termination by us or by the Mortgage Trustee and by the purchaser of the property so leased at any sale thereof at any time during the continuance of an event of default under the Mortgage;

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  we shall have delivered to the Mortgage Trustee an officer's certificate and an opinion of counsel as provided in the Mortgage; and

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  immediately after giving effect to such transaction (and treating any debt that becomes an obligation of the successor entity as a result of such transaction as having been incurred by the successor entity at the time of such transaction), no event of default under the Mortgage, or event which, after notice or lapse of time or both, would become an event of default under the Mortgage, shall have occurred and be continuing.

        In the case of the conveyance or other transfer of the Mortgaged Property as, or substantially as, an entirety to any other person, upon the satisfaction of all the conditions described above, we would be released and discharged from all our obligations and covenants under the Mortgage and on the first mortgage bonds then outstanding unless we elect to waive such release and discharge.

        The Mortgage does not prevent or restrict:

  •
  any conveyance or other transfer, or lease, of any part of the Mortgaged Property that does not constitute the entirety, or substantially the entirety, of the Mortgaged Property; or

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  any conveyance, transfer or lease of any of our properties where we retain Mortgaged Property with a fair value in excess of 150% of the aggregate principal amount of all outstanding first mortgage bonds, and any other outstanding debt secured by a Purchase Money Lien that ranks equally with, or senior to, the first mortgage bonds with respect to the Mortgaged Property. This fair value will be determined within 90 days of the conveyance, transfer or lease by an independent expert that we select.

        Although the successor entity may, in its sole discretion, subject to the lien of the Mortgage property then owned or thereafter acquired by the successor entity, the lien of the Mortgage generally will not cover the property of the successor entity other than the property it acquires from us and improvements, extensions and additions to such property and renewals, replacements and substitutions thereof, within the meaning of the Mortgage.

Events of Default

        "Event of default," when used in the Mortgage, means any of the following:

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  failure to pay interest on any first mortgage bonds for 30 days after it is due unless we have made a valid extension of the interest payment period with respect to such Security as provided in the Mortgage;

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  failure to pay the principal of or any premium on any Security when due unless we have made a valid extension of the maturity of such Security as provided in the Mortgage;

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  failure to perform or breach of any other covenant or warranty in the Mortgage that continues for 90 days after we receive written notice from the Mortgage Trustee, or we and the Mortgage Trustee receive written notice from the holders of at least 35% in aggregate principal amount of the outstanding first mortgage bonds, unless the Mortgage Trustee, or the Mortgage Trustee and the holders of a principal amount of first mortgage bonds not less than the principal amount of first mortgage bonds the holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the Mortgage Trustee, or the Mortgage Trustee and the holders of such principal amount of first mortgage bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by us within such period and is being diligently pursued; or

  •
  events of our bankruptcy, insolvency or reorganization as specified in the Mortgage.

Remedies

        If an event of default under the Mortgage occurs and is continuing, then the Mortgage Trustee, by written notice to us, or the holders of at least 35% in aggregate principal amount of the outstanding first mortgage bonds, by written notice to us and the Mortgage Trustee, may declare the principal amount of all of the first mortgage bonds to be due and payable immediately, and upon our receipt of such notice, such principal amount, together with premium, if any, and accrued and unpaid interest will become immediately due and payable.

        At any time after such a declaration of acceleration has been made but before any sale of the Mortgaged Property and before a judgment or decree for payment of the money due has been obtained by the Mortgage Trustee, the event of default under the Mortgage giving rise to such declaration of acceleration will be considered cured, and such declaration and its consequences will be considered rescinded and annulled, if:

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  we have paid or deposited with the Mortgage Trustee a sum sufficient to pay:

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  all overdue interest on all outstanding first mortgage bonds;

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  the principal of and premium, if any, on the outstanding first mortgage bonds that have become due otherwise than by such declaration of acceleration and overdue interest thereon;

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  interest on overdue interest to the extent lawful; and

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  all amounts due to the Mortgage Trustee under the Mortgage; and

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  any other event of default under the Mortgage with respect to the first mortgage bonds has been cured or waived as provided in the Mortgage.

        There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.

        Subject to the Mortgage, under specified circumstances and to the extent permitted by law, if an event of default under the Mortgage occurs and is continuing, the Mortgage Trustee has the power to appoint a receiver for the Mortgaged Property and has the power to take possession of, and to hold, operate and manage, the Mortgaged Property, or with or without entry, sell the Mortgaged Property. If the Mortgaged Property is sold, whether by the Mortgage Trustee or pursuant to judicial proceedings, the principal of the outstanding first mortgage bonds, if not previously due, will become immediately due, together with any premium and accrued interest.

        Other than its duties in case of an event of default under the Mortgage, the Mortgage Trustee is not obligated to exercise any of its rights or powers under the Mortgage at the request, order or direction of any of the holders, unless the holders offer the Mortgage Trustee an indemnity satisfactory to it.

        If they provide this indemnity, the holders of a majority in principal amount of the outstanding first mortgage bonds will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Mortgage Trustee, or exercising any trust or power conferred upon the Mortgage Trustee. The Mortgage Trustee is not obligated to comply with directions that conflict with law or other provisions of the Mortgage or that could involve the Mortgage Trustee in personal liability in circumstances where indemnity would not, in the Mortgage Trustee's sole discretion, be adequate.

        No holder of first mortgage bonds will have any right to institute any proceeding under the Mortgage, or any remedy under the Mortgage, unless:

  •
  the holder has previously given to the Mortgage Trustee written notice of a continuing event of default under the Mortgage;

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  the holders of a majority in aggregate principal amount of the outstanding first mortgage bonds of all series have made a written request to the Mortgage Trustee and have offered indemnity satisfactory to the Mortgage Trustee to institute proceedings; and

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  the Mortgage Trustee has failed to institute any proceeding for 60 days after notice and has not received during that period any direction from the holders of a majority in aggregate principal amount of the outstanding first mortgage bonds inconsistent with the written request of holders referred to above.

        However, these limitations do not apply to the absolute and unconditional right of a holder of a Security to institute suit for payment of the principal, premium, if any, or interest on such Security on or after the applicable due date.

        We will provide to the Mortgage Trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under the Mortgage.

Modification and Waiver

        Without the consent of any holder of first mortgage bonds, we and the Mortgage Trustee may enter into one or more supplemental indentures for any of the following purposes:

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  to evidence the assumption by any permitted successor of our covenants in the Mortgage and in the first mortgage bonds;

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  to add one or more covenants or other provisions for the benefit of the holders of first mortgage bonds, or to surrender any right or power conferred upon us;

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  to add additional events of default under the Mortgage;

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  to change or eliminate or add any new provision to the Mortgage; provided, however, if the change, elimination or addition will adversely affect the interests of the holders of first mortgage bonds of any series in any material respect, the change, elimination or addition will become effective only:

  •
  when the consent of the holders of first mortgage bonds of such series has been obtained in accordance with the Mortgage; or

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  when no first mortgage bonds of the affected series remain outstanding under the Mortgage;

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  to provide additional security for any first mortgage bonds;

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  to establish the form or terms of first mortgage bonds of any other series as permitted by the Mortgage;

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  to evidence and provide for the acceptance of appointment by a separate or successor Mortgage Trustee or co-trustee;

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  to change any place where principal, premium, if any, and interest shall be payable, first mortgage bonds may be surrendered for registration of transfer or exchange, and notices and demands to us may be served;

  •
  to amend and restate the Mortgage as originally executed and as amended from time to time, with additions, deletions and other changes that do not adversely affect the interests of the holders of first mortgage bonds of any series in any material respect; or

  •
  to cure any ambiguity or inconsistency or to make any other changes or additions to the provisions of the Mortgage if such changes or additions will not materially adversely affect the interests of first mortgage bonds of any series in any material respect.

        The holders of a majority in aggregate principal amount of then outstanding first mortgage bonds, considered as one class, may waive compliance by us with some restrictive provisions of the Mortgage. The holders of a majority in principal amount of then outstanding first mortgage bonds may waive any past default under the Mortgage, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the Mortgage that cannot be modified or amended without the consent of the holder of each outstanding Security of any affected series.

        Except as provided below, the consent of the holders of a majority in aggregate principal amount of then outstanding first mortgage bonds, considered as one class, is required for all other amendments or modifications to the Mortgage. However, if less than all of the series of first mortgage bonds outstanding are directly affected by a proposed amendment or modification, then the consent of the holders of only a majority in aggregate principal amount of the outstanding first mortgage bonds of all series that are directly affected, considered as one class, will be required. Notwithstanding the foregoing, no amendment or modification may be made without the consent of the holder of each directly affected Security of any series then outstanding to:

  •
  change the stated maturity of the principal of, or any installment of principal of or interest on, any Security of such series or reduce the principal amount of any Security of such series or its rate of interest or change the method of calculating that interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Security of such series;

  •
  create any lien ranking prior to the lien of the Mortgage with respect to the Mortgaged Property, terminate the lien of the Mortgage on the Mortgaged Property or deprive any holder of a Security of such series of the benefits of the security of the lien of the Mortgage;

  •
  reduce the percentage in principal amount of the outstanding first mortgage bonds of any series the consent of the holders of which is required for any amendment or modification or any waiver of compliance with a provision of the Mortgage or of any default thereunder and its consequences, or reduce the requirements for a quorum or voting; or

  •
  modify certain provisions of the Mortgage relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the first mortgage bonds of any series.

        A supplemental indenture that is to remain in effect only so long as there shall be outstanding first mortgage bonds of one or more particular series, or that modifies the rights of the holders of first mortgage bonds of one or more series, will not affect the rights under the Mortgage of the holders of the first mortgage bonds of any other series.

        The Mortgage provides that first mortgage bonds owned by us or anyone else required to make payment on the first mortgage bonds shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent.

        We may fix in advance a record date to determine the holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or similar act of the holders, but we have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding first mortgage bonds have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding first mortgage bonds will be computed as of the record date.

        Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder of any Security will bind every future holder of that Security and the holder of every Security issued upon the registration of transfer of or in exchange for thatSecurity. A transferee will also be bound by acts of the Mortgage Trustee or us in reliance thereon, whether or not notation of that action is made upon the Security.

Resignation of the Mortgage Trustee

        The Mortgage Trustee may resign at any time by giving written notice to us or may be removed at any time by an act of the holders of a majority in principal amount of first mortgage bonds then outstanding delivered to the Mortgage Trustee and us. No resignation or removal of the Mortgage Trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the Mortgage Trustee a board resolution appointing a successor trustee and the successor has accepted the appointment in accordance with the terms of the Mortgage, the Mortgage Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Mortgage.

Notices

        Notices to holders of first mortgage bonds of any series will be given by mail to the addresses of the holders as they may appear in the security register for the first mortgage bonds of such series.

Title

        We, the Mortgage Trustee, and any of our or the Mortgage Trustee's agents, may treat the person in whose name first mortgage bonds of any series are registered as the absolute owner thereof, whether or not the first mortgage bonds of such series may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary.

Governing Law

        The Mortgage is governed by, and construed in accordance with, the laws of the State of Ohio except that the rights, duties, obligations, privileges, immunities and standard of care of the Trustee will be governed by the laws of the State of New York.

Information about the Mortgage Trustee

        The Mortgage Trustee will be The Bank of New York Mellon Trust Company, N.A. In addition to acting as Mortgage Trustee, The Bank of New York Mellon Trust Company, N.A. also acts, and may act, as trustee under various indentures, trusts and guarantees of ours and our affiliates. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with the Mortgage Trustee and its affiliate, The Bank of New York Mellon in the ordinary course of our respective businesses.

Book-Entry Only Issuance

        We may issue some or all of the first mortgage bonds in global form. We may issue a global first mortgage bond only to a Depository, or its nominee. A Depository or its nominee may transfer a first mortgage bond in global form only to such Depository, a nominee of such Depository or to a successor Depository, but upon request of such Depository, the Company shall deliver non-global first mortgage bonds in exchange for global first mortgage bonds. The Company, the Mortgage Trustee and any registrar and paying agent for the first mortgage bonds will not be responsible for any acts or omissions of a Depository, for any Depository records of beneficial ownership interests or for any transactions between the Depository and beneficial owners.

 PLAN OF DISTRIBUTION

        We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The prospectus supplement relating to the securities being offered will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

  •
  the name or names of any underwriters;

  •
  the purchase price of the securities and the proceeds to us from the sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        Only those underwriters identified in the prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

        We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

        We may sell the securities directly or through agents it designates from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus will be named in a prospectus supplement relating to such securities. Commissions payable by us to agents will be set forth in a prospectus supplement relating to the securities being offered. Unless otherwise indicated in a prospectus supplement, any such agents will be acting on a best-efforts basis for the period of their appointment.

        Some of the underwriters, dealers or agents and some of their affiliates who participate in the securities distribution may engage in other transactions with, and perform other services for, us and our subsidiaries or affiliates in the ordinary course of business.

        Any underwriting or other compensation which we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters, and their controlling persons, and agents may be entitled, under agreements we enter into with them, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933.

 EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from Duke Energy Ohio, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2009, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

VALIDITY OF THE SECURITIES

        Taft Stettinius & Hollister LLP, Cincinnati, Ohio, and/or counsel named in the applicable prospectus supplement, will issue an opinion about the validity of the securities we are offering in the applicable prospectus supplement. Counsel named in the applicable prospectus supplement will pass upon certain legal matters on behalf of any underwriters.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file annual, quarterly and current reports and other information with the Securities and Exchange Commission, or the SEC. Such reports and other information can be inspected and copied at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington, D.C. address. Please call the SEC at 1-800-SEC-0330 for further information. Our filings with the SEC, as well as additional information about us, are also available to the public through Duke Energy's web site at http://www.duke-energy.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on our website is not incorporated by reference into this prospectus and you should not consider it a part of this prospectus. Our filings are also available to the public through the SEC web site at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents incorporated in the prospectus at the time the registration statement became effective and all later documents filed with the SEC, in all cases as updated and superseded by later filings with the SEC.

        We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering is completed.

  •
  Annual Report on Form 10-K for the year ended December 31, 2009; and

  •
  Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010, and June 30, 2010

        We will provide without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus. You may request a copy by writing us at the following address or telephoning one of the following numbers:

Investor Relations Department
Duke Energy Ohio, Inc.
P.O. Box 1005
Charlotte, North Carolina 28201
(704) 382-3853 or (800) 488-3853 (toll-free)

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities described in this prospectus in any state where the offer or sale is not permitted. You should assume that the information contained in the prospectus is accurate only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.